UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         GALENA ACQUISITION CORPORATION.
             (Exact name of Registrant as specified in its charter)

DELAWARE                          _________                  52-2218872
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
 of incorporation or             Classification  Code        Identification
 organization)                       Number)                    Number)

                             ------------------------
                            128 Joo Seng Road #03-00
                                Singapore 368356
                                 011 65 96852238

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ---------------------
                              Cassidy & Associates
                                1504 R Street NW
                              Washington, DC 20009

  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Cassidy & Associates
                                1504 R Street NW
                              Washington, DC 20009
                          ------------------------------

    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and upon consummation of the transactions described in the enclosed prospectus.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

                                Proposed         Proposed
                                Amount           Maximum         Maximum            Amount  of
Title  of  Each  Class  of      to  be           Offering Price  Aggregate          Registration
Securities to be Registered     Registered(1)    Per Share       Offering Price     Fee(3)
----------------------------    --------------    ---------      ---------------    -----------
Common  stock,
par  value $.0001                12,000,000       $.0001(2)       $  1,200           $1.00

------------
(1)     Represents  an  arbitrary  number  of  shares  of  Galena  Acquisition
Corporation  common  stock  issuable upon the exchange of all of the outstanding shares  of  common  stock  of  World  Wide  Technology  Group  Limited.

(2)     There  is  no  current  market  for the securities of Galena Acquisition
Corporation and the price at which the shares held by the selling security holders will be sold is unknown. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, the registration fee is based upon the par value, $.0001 per share, of Galena's common stock.

(2)     Paid  by  electronic  transfer.




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   Subject  to  Completion,  Dated  November__,
2001

The information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

          EXPLANATORY NOTE REGARDING THE TERMS "PROSPECTUS" AND "OFFER"

     The terms "prospectus" and "offer" as used in this filing are referenced under the Securities Act of 1933, as amended, and not as defined or used pursuant to Australian securities laws and regulations. For clarification purposes, the use of the term "offer" in this filing is not deemed to be an offer by Galena for the exchange of the outstanding shares of WWT which exchange can only be offered by Galena filing a required Bidder's Statement and Offer Statement with the Australian Securities and Investments Commission. Moreover, the term prospectus as used in this filing should not be construed under Australian law to indicate a capital raising transaction.

           OFFER TO EXCHANGE SHARES OF GALENA ACQUISITION CORPORATION
      COMMON STOCK AND PREFERRED STOCK FOR ALL OF THE OUTSTANDING SHARES OF
                                 COMMON STOCK OF
                       WORLDWIDE TECHNOLOGY GROUP LIMITED

     Galena Acquisition Corporation, a Delaware corporation ("Galena"), is making this offer to the shareholders of Worldwide Technology Group Limited, an Australian corporation ("WWT") to acquire all of the outstanding shares of common stock of WWT in exchange for shares of common stock and preferred stock of Galena.

     The offer expires at __________ 5:00 PM (Australian time) on __________ , 2001 unless extended by Galena. You may withdraw your acceptance at any time prior to Galena's announcement that it intends to complete the offer or prior to the expiration of the offer, whichever is earlier. If you accept the offer, you will receive an aggregate of two shares of the common stock of Galena, of which
1.4 shares will be restricted by agreement for a period of six months from its date of issuance and 0.6 shares of common stock will be free trading upon effectiveness of the prospectus of which this registration statement is a part of, and you will receive three shares of the preferred stock of Galena for every 100 shares of WWT common stock that you currently own. In order for the exchange to become effective, Galena must acquire a minimum of 70% of the outstanding shares of WWT common stock.

     On _________, 2001 Galena filed a bidder's statement ("Bidder's Statement") and an offer statement ("Offer Statement") with the Australian Securities and Investments Commission in accordance with Australian securities laws.

      If the aggregate number of shares elected to be exchanged exceeds ninety percent of the outstanding shares of common stock of WWT, Galena will, in accordance with the Offer Statement, make an offer to each holder thereof to acquire all outstanding WWT options in exchange for an undetermined number of shares of Galena's preferred stock.

TRADING  MARKET

     There is currently no trading market for the securities of Galena. Galena intends to apply initially for its securities to be traded on the Over-The Counter (OTC) Bulletin Board and thereafter, if and when qualified, on the Nasdaq SmallCap Market. Shares of WWT's common stock currently trade on the Australia Stock Exchange under the ticker symbol "WWT". If Galena acquires greater than 90% of the outstanding shares of WWT, Galena intends to delist its shares from quotation on the Australian Stock Exchange.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 10.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ____________________

                The date of this prospectus is November___ , 2001

                                TABLE OF CONTENTS


Description                                                       Page
-----------                                                       ----
Additional  Information                                            4
Questions  and  Answers  about  the  Exchange  Offer               5

Summary
  Information  about  Galena  and  WWT                             7
  The  Exchange  Offer                                             8
  Market  Prices  and  Dividends                                   8
  Selected  Historical  Consolidated  Financial  Data  of  Galena  9-10
  Exchange  Risk  Data                                             9

Risk  Factors
  Risks  Related  to  Galena                                       10
  Risks  Related  to  WWT                                          13

Cautionary  Statement  Concerning  Forward-Looking  Information    15

Use  of  Proceeds                                                  15


The  Exchange  Offer
  Number of shares of Galena common stock and preferred stock
     To be exchanged                                               16
  Expiration  Date                                                 16
  Procedures  for  Tendering                                       17
  Conditions  of  the  Exchange  Offer                             19
  Resales  of  the  Galena  Common  Stock                          21
  Exchange  Agent                                                  22
  Fees  and  Expenses                                              22
  Australian tax considerations                                    23
  U.S. Federal income tax consequences of the transaction          25

Comparison  of  Galena  and  WWT  Stockholder  Rights              28

Description  of  Galena  Securities
   Description  of  Galena  Common  Stock                          31
   Description  of  Galena  Preferred  Stock                       31

WWT Management's Discussion and Analysis or Plan
    of Operation                                                   40

Business  of  WWT                                                  33

Management  of  Galena                                             42
Management  of  WWT                                                44
Security Ownership of Certain Beneficial Owners and Management     45
Legal  Matters                                                     47
Experts                                                            48
Financial  Statements                                              48



                             ADDITIONAL INFORMATION

     Reports and other information filed by Galena with the United States Securities and Exchange Commission (the "Commission") are available for inspection on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 202/942-8090.

     Galena will provide without charge to each person who receives a copy of the prospectus which is a part of this registration statement, upon written ororal request, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to Galena Acquisition Corporation, Attention: Eng Choon Peh, 128 Joo Seng Road #03-00, Singapore 368356 or by telephone 011-65-9685-2238.

     Galena has not authorized anyone to give any information or make any representation about Galena's offer that is different from, or in addition to, that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

IF  YOU  WOULD  LIKE  TO  REQUEST  DOCUMENTS  FROM  GALENA,  PLEASE  DO  SO  BY
___,  2001  TO  RECEIVE  THEM  BEFORE  THE  EXCHANGE  OFFER  EXPIRES.

                 QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER
                 ----------------------------------------------


Q:  WHY  IS  GALENA  PROPOSING  THE  EXCHANGE  OFFER?

A: If and when the shareholders of WWT agree to exchange their shares for the Class A and Class B shares of common stock and the preferred shares of Galena, WWT and Galena intend to have a publicly traded United States platform for its transition into a global computer technology company.

Q:  WHAT  WILL  I  RECEIVE  IN  THE  EXCHANGE  OFFER?

A: If you accept the offer, for every 100 shares of WWT common stock that you currently own, you will receive:

- an aggregate of two shares of the common stock of Galena, of which 1.4 shares will be restricted by agreement for a period of six months from its date of issuance and 0.6 shares of common stock will be free trading upon effectiveness of the prospectus of which this registration statement is a part; and

-    three  shares  of  Galena's  preferred  stock.

Q:  WILL  I  BE  REQUIRED  TO EXCHANGE ALL THE SHARES OF WWT COMMON STOCK I OWN?

A: Yes. If you chose to participate in the exchange, you will be required to exchange all of the shares of WWT common stock registered in your name. In order for the share exchange to take effect, a minimum of 70% of the outstanding shares of common stock of WWT must be exchanged.

Q:  WHEN  DOES  THE  EXCHANGE  OFFER  EXPIRE?

A: The exchange offer will expire on ___________ , 2001 at 5:00 PM (Australian time) (the "Offer Expiration Date").

Q:  WHAT  DO  I  NEED  TO  DO  TO  PARTICIPATE  IN  THE  EXCHANGE  OFFER?

A: To accept this offer, you must complete and sign an acceptance form ("Acceptance Form") in accordance with the instructions on the Acceptance Form and ensure that the Acceptance Form and the certificates for your WWT stock are received at the office of the exchange agent, Computershare Investor Services Pty Ltd, Level 2, Reserve Bank Building, 45 St. George Terrace, Perth Western
Australia 6000, before 5:00 PM (WST) on ________, 2001. The return of the Acceptance Form by facsimile does not satisfy this requirement. If your Acceptance Form is returned by post, it will be deemed to have been received in time if the envelope in which it is sent is post-marked before the end of the Offer Expiration Date (even if it is received by Galena after the end of the Offer Expiration Date).If your WWT shares of common stock are held in a CHESS Holding, you will be required to follow the procedure for these holdings as set forth in the Offering Statement.

Q.  WILL  I  HAVE  TO  PAY  ANY  FEES  OR  COMMISSIONS?

A. If you are the record owner of your WWT shares and you tender your shares directly to the exchange agent, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or other nominee to determine whether any charges will apply.


Q:  WHAT  ARE  THE  AUSTRALIAN  TAX  CONSEQUENCES  OF  THE EXCHANGE OFFER TO ME?

A: The capital proceeds on the disposal of the WWT shares will be determined at the market value of the Galena shares issued in exchange at the time of that disposal, net of the incidental costs of disposal, including the cost of certain taxation advice on the effect of the disposal. It is possible that some shareholders will have claimed tax deductions on funds borrowed to purchase their WWT shares. All shareholders should obtain specific taxation advice to confirm the consequences of the share exchange.

Q:  WHO  CAN  HELP  ANSWER  MY  QUESTIONS?

A: If you have any questions about the exchange offer or if you need additional copies of the prospectus which is part of this registration, you should contact:

     Galena  Acquisition  Corporation
     Attention:  Eng  Choon  Peh,  President
     128  Joo  Seng  Road  #03-00
     Singapore  368356
     011  65  96852238
     e-mail:  patrickec@magicdesk.com
              -----------------------


Q.  WHERE  CAN  I  FIND  OUT  MORE  INFORMATION  ABOUT  GALENA?

A. You can find out information about Galena from various sources described under "Additional Information" beginning on page __.

                                     SUMMARY
                                     -------

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION IN THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS FOR A MORE COMPLETE UNDERSTANDING OF THE EXCHANGE OFFER.

Information  about  Galena  and  WWT
------------------------------------

                         GALENA ACQUISITION CORPORATION
                            128 Joo Seng Road #03-00
                                Singapore 368356
                             Phone: 011-65-9685-2238

     Galena Acquisition Corporation ( "Galena") was incorporated on March 24, 1999 under the laws of the State of Delaware in order to enter into a business combination and provide a method for a foreign or domestic private company to become a reporting company with a class of registered securities. On March 30, 2001, Galena issued an aggregate of 6,500,000 shares of its common stock to Janford International, Ltd., a Hong Kong corporation, and Galena redeemed 4,750,000 shares of its then 5,000,000 outstanding shares of common stock from its sole shareholder, at a redemption price equal to the par value of the shares, $.0001 per share. Prior to March 30, 2001, Galena has no assets or liabilities and in evaluating the change in control, new management placed a primary emphasis on Galena's status as a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended.


                       WORLDWIDE TECHNOLOGY GROUP LIMITED
                              197 Adelaide Terrace
                              Ground Floor, Suite 2
                       East Perth, Western Australia 6004
                            Phone: 011-618-921-89388

     WWT, formerly known as OKA Motor Company, Ltd., was incorporated on August 2, 1985 under the laws of Australia. WWT has been listed on the Australian Stock Exchange since December 1999. Prior to December 1999, WWT engaged in the business of developing technology for motor vehicles used primarily in tourism and mining activities. On June 30, 2000 WWT disposed of its motor vehicle business and elected to enter into the computer industry. On July 27, 2000 WWT acquired 100% of the outstanding shares of common stock of DP Computers Ltd., a Singapore company which was originally formed to manufacture, supply, and distribute a range of computer forms. DP Computers Ltd, now the wholly owned subsidiary of WWT, is an established manufacturer of electronic memory modules, liquid crystal display monitors and personal computers under the brand name "NCL".

     Unless otherwise indicated, all dollar figures stated in the registration statement, of which this prospectus is a part, are in United States Dollars; however, where applicable, Australian Dollars will be indicated by "A$", Singapore Dollars will be indicated by "S$" and Hong Kong Dollars will be indicated by "HK$". For the nine months ended March 31, 2001, WWT had sales of $34,415,712 and a net loss of $507,525.

THE  EXCHANGE  OFFER

     On ___________, 2001, the board of directors of Galena made an offer to the holders of all issued and outstanding WWT shares to exchange two shares of Galena's common stock of which 1.4 shares will be restricted by agreement for a period of six months from its date of issuance and 0.6 shares of common stock will be free trading upon effectiveness of the prospectus of which this registration statement is a part and three shares of Galena's preferred stock for every 100 shares of WWT common stock.

RISK  FACTORS

     Prospective participants in the exchange offer should take into account the specific considerations set forth under "Risk Factors" as well as the other information in this prospectus. See "Risk Factors" beginning on page ___.

MARKET  PRICES  AND  DIVIDENDS

     There is currently no trading market for the securities of Galena. Galena intends to apply initially for its securities to be traded on the OTC Bulletin Board and thereafter, if and when qualified, on the Nasdaq SmallCap Market. Shares of WWT's common stock currently trade on the Australian Stock Exchange under the ticker symbol WWT. If and when Galena acquires in excess of 90% of the outstanding shares of WWT it will seek to de-list the shares of WWT common stock from quotation on the Australia Stock Exchange. Neither Galena nor WWT have ever declared or paid cash dividends on any of their common stock and have no intention of doing so in the foreseeable future.

     On ________, 2001, the last sale price of WWT's common stock on the Australian Stock Exchange was A$ ___ per share.


SELECTED  HISTORICAL  CONSOLIDATED  FINANCIAL  DATA  OF  GALENA  AND  WWT

     The following financial information is to aid you in your analysis of the financial aspects of the exchange offer. The following table presents selected historical consolidated financial data of Galena.


                      Year  Ended                     Nine  months  ended
                     December 31, 2000                 September 30, 2001
                     ---------------------        ----------------------------
Income Statement Data:
Revenues                             -                   $    -
Cost of Sales                        -                        -
Net Loss                             -                     (300)
Income (Loss) Per Share              -                        -
Average Shares Outstanding   5,000,000                5,706,140

Balance Sheet Data:
Cash                              $500                     $375
Working Capital (Deficit)          500                      375
Total assets                       500                      375
Total Liabilities                    -                        -
Shareholder's Equity               500                      375

     The selected historical consolidated operating and balance sheet data of Galena are derived from the audited historical financial statements of Galena contained in Galena's Annual Reports on Form 10-KSB for the year ended December 31, 2000 and from the unaudited financial statements of Galena contained in Galena's Quarterly Report on Form 10-QSB for the period ended September 30, 2001. The historical data is only a summary, and should be read in conjunction with the historical financial statements and related notes contained in the Form 10-KSB for the year ended December 31, 2000 and the Form 10-QSB for the quarter ended September 30, 2001.

     The following table presents selected historical consolidated financial data of WWT. The selected historical consolidated operating and balance sheet data of WWT are derived from the audited historical financial statements of WWT.


                          Year  Ended                    Nine  months  ended
                          June 30, 2000                    March 31, 2001
                         -------------------            ---------------------
Income Statement Data:
Revenues                       $534,065                     $34,415,712
Cost of Sales                   667,733                      21,553,377
Net Loss                     (2,328,888)                       (507,525)
Loss Per Share                     (.04)                          (.003)
Average Shares Outstanding   56,485,634                     177,242,565

Balance Sheet Data:
Cash                            $39,793                         $34,568
Working Capital                 171,119                       1,075,086
Total assets                  3,811,400                      26,427,045
Total Liabilities             3,584,217                      11,765,686
Shareholder's Equity            227,182                      14,378,999


     The selected historical consolidated operating and balance sheet data of WWT are derived from the audited historical financial statements of WWT for the year ended June 30, 2000 and from the unaudited financial statements of WWT for the period ended March 31, 2001.

     The proposed acquisition by Galena of WWT will be treated as an acquisition of Galena by WWT and as a recapitalization of Galena for accounting purposes. Accordingly, the historical financial statements prior to the merger will be those of WWT. There were no items of adjustments for either reporting purposes or to conform the accounting principles between Galena and WWT and therefore, pro-forma financial information is not presented.

                               EXCHANGE RATE DATA

     The following table sets forth, for the periods indicated, certain exchange rates based on the high and low noon buying rates in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The average rate means the average of the exchange rates on the last day of each month during a year. The rates quoted are the number of United States dollars per Australian Dollar.

                                                                           Six  Months
                                          Years Ended December 31,         Ended June 30, 2001
                                     ------------------------------------
                                          1997      1998   1999    2000
                                     ------------------------------------
Exchange  Rate  at  end  of  period    $  .6515    .6123   .6560   .5560       .5100
Average  Exchange  Rate  during period    .7437    .6291   .6454   .5815       .5226
High  Exchange Rate during period         .7978    .6868   .6179   .5112       .4828
Low  Exchange  Rate during period         .6517    .5552   .6688   .6687       .5712

FEDERAL  OR  STATE  REGULATORY  REQUIREMENTS

     In connection with the offer, Galena has filed a registration statement of which this prospectus is a part with the SEC, and on _________, 2001 Galena filed a Bidder's Statement with the Australian Securities and Investments Commission in accordance with Australian securities laws. Galena does not believe that any additional material government filings are required with respect to the exchange offer.

TAX  CONSEQUENCES

UNITED STATES PERSONS CONSIDERING PARTICIPATING IN THE EXCHANGE OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS, AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION. HOLDERS OF WWT COMMON STOCK THAT ARE NOT UNITED STATES PERSONS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE EXCHANGE OFFER TO THEM.

                                   RISK FACTORS

     The exchange offer involves a high degree of risk. By exchanging your shares in the exchange offer, you will be choosing to invest in Galena common stock and preferred stock. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in deciding whether to participate in the exchange offer.

RISKS  FACTORS  RELATED  TO  GALENA

THERE IS NO CURRENT TRADING MARKET FOR GALENA'S SECURITIES AND, IF A LIQUID TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF ITS SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

     There is currently no established public trading market for Galena's securities. A trading market in Galena's securities may never develop or, if developed, its liquidity may not be able to be sustained. Galena intends to apply for admission to quotation of its securities on the OTC Bulletin Board or, if and when qualified, on the Nasdaq SmallCap Market. Various factors, such as Galena's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price and liquidity of Galena's securities.

GALENA  HAS  NO  OPERATING  HISTORY  ON  WHICH  TO  MAKE AN INVESTMENT DECISION.

     Galena is a development stage company and currently has no material assets or operations. Galena has no operating history upon which an investor may evaluate making an investment decision. Such lack of operating history makes future anticipated operations uncertain and presents a high degree of risk to any potential investor.

AFTER THE EXCHANGE, THE SOLE ASSETS OF GALENA WILL BE THOSE OF ITS WHOLLY OWNED SUBSIDIARY, WWT.

     Galena currently has no material assets or operations. After the exchange, the sole assets of Galena will be those of its wholly owned subsidiary, WWT. If Galena is unable to successfully integrate the assets of WWT and its operations, Galena may not have assets or operations to operate.

GALENA MAY NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE FOR ITS OPERATIONS AND IF IT IS UNABLE TO RAISE ADDITIONAL FINANCING, GALENA MAY NOT BE ABLE TO SUPPORT ITS OPERATIONS.

     Galena may seek additional capital through an offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. Galena has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. If Galena needs to obtain additional financing, financing may not be available from any source, or not available on terms acceptable to Galena, and any future offering of securities may not be successful. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of Galena's outstanding common stock.

GALENA DOES NOT HAVE EMPLOYMENT AGREEMENTS WITH ITS OFFICER AND DIRECTOR AND IF GALENA IS UNABLE TO RETAIN THE SERVICES OF MR. PEH, GALENA MAY NOT BE ABLE TO CONTINUE ITS OPERATIONS.

     Galena's success in achieving its growth objectives depends upon the efforts of Eng Choon Peh, Galena's President. The loss of the services of Mr. Peh may have a material adverse effect on Galena's business, financial condition and results of operations. Specifically, the loss of Mr. Peh would result in the loss of business contacts and the loss of an experienced professionals with the knowledge, research and understanding of the computer industry and international business. Galena may not be able to maintain and continue its operations or achieve its growth objectives should Galena lose Mr. Peh's services. Galena does not maintain key-man life insurance for any of its officers.

AFTER THE EXCHANGE, GALENA ANTICIPATES HAVING NEW OFFICERS AND A NEW BOARD OF DIRECTORS; HOWEVER, IT IS UNKNOWN AT THIS TIME WHO WILL BE ELECTED TO THE BOARD OF DIRECTORS AND IF GALENA WILL HAVE EMPLOYMENT AGREEMENTS WITH THEM.

     Galena's sole officer and director is Mr. Eng Choon Peh. After the exchange, Galena anticipates having new officers and a new board of directors; however, it is unknown at this time who will be elected to the board of directors and if Galena will have employment agreements with them. If Galena is unable to expand its board of directors and officers it may have difficulty in growing its business operations.

CURRENCY  FLUCTUATIONS  MAY  CAUSE  TRANSLATION  GAINS  AND  LOSSES.

     In the event that the exchange offer is completed, a significant portion of WWT's expenses which will be assumed by Galena are incurred in foreign currency. As a result, appreciation in the value of these currencies relative to the United States Dollar could affect Galena's operating results. Foreign currency translation gains and losses arising from normal business operations are credited to or charged against other income for the period incurred.
Fluctuations in the value of Australian Dollars relative to United States Dollars may cause currency translation gains and losses.

GALENA MAY OBTAIN ADDITIONAL CAPITAL PRIMARILY THROUGH THE ISSUANCE OF PREFERRED STOCK WHICH MAY HAVE AN ADVERSE EFFECT ON THE RIGHTS OF HOLDERS OF ITS COMMON STOCK.

     Galena may, without further action or vote by its shareholders, designate and issue additional shares of Galena preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of Galena or the removal of its management more difficult and defeat hostile bids for control of Galena which bids might have provided shareholders with premiums for their shares.

GALENA  MAY  ISSUE  ADDITIONAL  SHARES  OF  ITS  COMMON STOCK WHICH WOULD REDUCE
INVESTORS  PERCENT  OF  OWNERSHIP  AND  MAY  DILUTE  GALENA'S  SHARE  VALUE.

     Galena is authorized to issue 500,000,000 shares of common stock. The future issuance of all or part of Galena's remaining authorized common stock may result in substantial dilution in the percentage of its common stock held by Galena's then existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by Galena's investors, and might have an adverse effect on any trading market for its common stock should a trading market develop for Galena's securities.

THE POSSIBILITY OF GALENA ISSUING PREFERRED STOCK WITH CERTAIN PREFERENCES MAY DEPRESS MARKET PRICE OF THE COMMON STOCK

     Galena's certificate of incorporation authorizes 200,000,000 shares of preferred stock which it may issue from time to time by action of the board of directors. However, the board of directors may designate voting and other preferences without shareholder consent which designations may give the holders of the preferred stock voting control and other preferred rights such as to liquidation and dividends. The authority of the board of directors to issue stock without shareholder consent may have a depressive effect on the market price of Galena's common stock even prior to any designation or issuance of the preferred stock.

PENNY  STOCK  REGULATION MAY IMPAIR SHAREHOLDERS' ABILITY TO SELL GALENA'S STOCK

     If trading in Galena's stock begins trading it may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges. Penny stocks are subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell the securities to persons other than established customers and accredited investors and these additional requirements may restrict the ability of broker- dealers to sell a penny stock. See "Description of Securities-Penny Stock Regulation".

IT IS UNLIKELY YOU WILL RECEIVE A RETURN ON YOUR SHARES OF GALENA COMMON STOCK THROUGH THE PAYMENT OF CASH DIVIDENDS.

     If you exchange your shares of WWT common stock for shares of Galena you can not expect to receive a return on your stock investment in the form of a dividend. Neither WWT nor Galena have ever paid cash dividends on their common stock and no cash dividends are expected to be paid on the common stock in the foreseeable future. Galena anticipates that for the foreseeable future all of its cash resources and earnings, if any, will be retained for the operation and expansion of its business.

GALENA  MAY  BE  SUBJECT  TO COMPLIANCE WITH THE INVESTMENT COMPANY ACT OF 1940.

     Galena's ownership interest in companies that it seeks to acquire could result in Galena being Classified as an investment company under the Investment Company Act of 1940. If Galena is required to register as an investment company, then it will incur substantial additional expenses as the result of the Investment Company Act of 1940's record keeping, reporting, voting, proxy disclosure and other legal requirements. Galena has obtained no formal determination from the Securities and Exchange Commission as to its status under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the businesses whose securities are held. If passive investment interests ever compose 40% or more of the value of Galena's assets, Galena would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Restrictions on transactions between an investment company and its affiliates under the Investment Company Act of 1940 could make it difficult for Galena to implement its business strategy.

RISK  FACTORS  RELATING  TO  WWT

WWT PRODUCTS SUCH AS ITS SEMICONDUCTORS AND MEMORY MODULES ARE TYPICALLY SUBJECT TO CYCLICAL MARKET FORCES WHICH MAY ADVERSELY AFFECT WWT'S FUTURE RESULTS OF OPERATIONS.

     The semiconductor industry and memory module sectors are cyclical and subject to rapid technological change. These specific sectors have been subject to significant economic downturns at various times, characterized by diminished product demand, accelerated erosion of average selling prices and production overcapacity. Likewise, the semiconductor industry also periodically experiences increased demand and production capacity constraints. As a result, WWT may experience substantial period-to-period fluctuations in future results of operations due to general industry conditions, overall economic conditions or other factors.

CURRENCY  FLUCTUATIONS  MAY  HAVE  A  HARMFUL IMPACT ON WWT'S FINANCIAL RESULTS.

     A substantial proportion of WWT's production, administration and research and development costs is denominated in United States Dollars, while a substantial proportion of its revenues is denominated in Singapore and Australian Dollars. Consequently, fluctuations in the United States Dollar against the Singapore and Australian Dollar can have a material impact on WWT's financial results. In particular, a relatively weaker United States Dollar during any reporting period will improve WWT income, while a stronger United States Dollar will worsen it.


LIMITED  AVAILABILITY  OF  ELECTRONIC  COMPONENTS  COULD  ADVERSELY AFFECT WWT'S
ABILITY  TO  PROVIDE ASSEMBLED  PRODUCTS  TO  ITS  CUSTOMERS.

     At various times, there have been shortages of some memory and logic electronic components, such as during the first quarter of 2000. The primary components used in the manufacture of DP Computer's products, such as liquid crystal display panels and memory chips, are imported from Taiwan and Korea. WWT's net sales can be negatively impacted by component shortages. Moreover, shortages of key electronic components can cause manufacturing interruptions, customer rescheduling issues, production downtime and production set-up and restart inefficiencies.

THE  LOSS  OF  WWT'S  KEY  EMPLOYEES MAY ADVERSELY AFFECT ITS GROWTH OBJECTIVES.

     WWT's success in achieving its growth objectives depends upon the efforts of its top management team including the efforts of Guo Jin (Jack) Bai, WWT's Chief Executive Officer and Steven L. Pynt, WWT's Chairman, as well as other of WWT's management members. The loss of the services of any of these individuals may have a material adverse effect on WWT's business, financial condition and results of operations. WWT can give no assurance that it will be able to maintain and achieve its growth objectives should it lose any or all of these individuals' services.

WWT'S  SUCCESS  DEPENDS  ON  ITS  ABILITY  TO  ATTRACT  AND/OR  RETAIN QUALIFIED
PERSONNEL

     A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on WWT's business, its financial condition and results of its operations. WWT's business is dependent upon its ability to attract and retain highly sophisticated research and development personnel, sales personnel, business administrators, technical computer support and corporate management. WWT can give no assurance that it will be able to employ a sufficient number of such personnel in order to accomplish its growth objectives.

A SIGNIFICANT DECLINE IN THE DEMAND FOR PERSONAL COMPUTERS WOULD MATERIALLY ADVERSELY AFFECT WWT'S EARNINGS.

     Currently, WWT's operating and financial results are significantly dependent on the performance of the personal computer sector. 100% of WWT's revenues are derived from its sales related to personal computers. A significant decline in the demand for personal computers would negatively affect WWT's results of operations.

BECAUSE WWT IS LOCATED IN AUSTRALIA AND CONDUCTS BUSINESS IN THE UNITED STATES, HONG KONG, THE NETHERLANDS, INDIA AND SINGAPORE, IT IS SUBJECT TO INTERNATIONAL RULES AND REGULATIONS WHICH MAY ADVERSELY AFFECT WWT'S OPERATIONS.

     Galena intends to continue WWT's business plan of conducting its business on an international scale. There are risks inherent in doing business on an international level, such as changes in regulatory requirements (including taxation), tariffs, customs, duties and other trade barriers, longer payment cycles, problems in collecting accounts receivable, political instability, war and other political risks, fluctuations in currency exchange risk, foreign exchange controls, export and import restrictions or prohibitions, seasonal reductions in business activity, and unfavorable tax regimes, any of which could adversely impact on the operations of WWT and Galena. One or more of these factors may have a materially adverse effect on WWT and Galena's business, operating results and financial condition.

WWT STRATEGY INCLUDES GROWTH VIA ACQUISITIONS AND THEREFORE WWT FACES THE RISKS AND UNCERTAINTIES TYPICAL OF ACQUISITIONS.

     WWT intends to implement its growth strategy through acquisitions, as well as through internal growth. Accordingly, WWT's growth strategy depends to a large degree on the availability of suitable acquisition candidates, on the obtaining of regulatory approval and on WWT's skills in assimilating them into the group structure. Potential difficulties inherent in mergers and acquisitions, such as delays in implementation or unexpected costs or liabilities, as well as the risk of not realizing operating benefits or synergies from completed transactions, may adversely affect WWT's results.

                         FORWARD-LOOKING  INFORMATION

      The prospectus which is part of this registration statement may contain certain forward-looking statements and information relating to Galena that are based on its beliefs and its principals as well as assumptions made by and information currently available to them. These statements include, among other things, the discussions of its business strategy and expectations concerning its market position, future operations, expansion opportunities, and profitability. When used in these documents, the words "anticipate," "feel," "believe," "estimate," "expect," "plan," and "intend" and similar expressions, as they relate to Galena or WWT, or their principals, are intended to identify forward-looking statements. Such statements reflect the current view of respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted, particularly those related to its operations, results of operations, and growth strategy, liquidity, competitive factors and pricing pressures, changes in legal and regulatory requirements, general economic conditions, and other factors described in this prospectus.

                                 USE OF PROCEEDS

     There  will  be  no  cash  proceeds  to  Galena  from  the  exchange offer.

                               THE EXCHANGE OFFER

THIS SECTION OF THE PROSPECTUS DESCRIBES MATERIAL ASPECTS OF THE PROPOSED EXCHANGE OFFER. WHILE GALENA BELIEVES THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE EXCHANGE OFFER, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS FOR A MORE COMPLETE UNDERSTANDING OF THE EXCHANGE OFFER.

     Galena is offering to exchange shares of its common stock and preferred stock for all of the issued and outstanding shares of WWT common stock. As of November 1, 2001, 313,276,013 shares of WWT common stock and options to purchase 274,760,000 shares of WWT common stock were outstanding. Galena has fixed the close of business on _________, 2001 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a registered holder of the WWT common stock as reflected on WWT's records may participate in the exchange offer. As of the date of this prospectus, Galena does not own any shares of WWT common stock.

NUMBER  OF  SHARES  OF  GALENA  COMMON STOCK AND PREFERRED STOCK TO BE EXCHANGED

     If you hold shares of WWT common stock and wish to participate in the exchange, for every 100 shares of common stock of WWT that you currently own you will receive two shares of Galena's common stock of which 1.4 shares will be restricted by agreement for a period of six months from its date of issuance and
0.6 shares of common stock will be free trading upon effectiveness of the prospectus of which this registration statement is a part and you will also receive three shares of the preferred stock of Galena.

     If you hold options to purchase shares of WWT common stock and the aggregate number of shares of common stock elected to be exchanged exceeds 90% of the outstanding shares of common stock of WWT, Galena will, in accordance with the Bidder's Statement, make an offer to each holder of WWT options to acquire the WWT options in exchange for an undetermined number of shares of Galena's preferred stock.

      In order for the exchange to become effective, Galena must acquire a minimum of 70% of the outstanding shares of WWT common stock. At the end of the offer, if a minimum of 90% of the outstanding shares of common stock of WWT have been tendered, then Galena is required to acquire the remaining 10% outstanding WWT shares. If and when Galena acquires in excess of 90% of the outstanding shares of WWT it will seek to delist the shares of WWT common stock from quotation on the Australian Stock Exchange.

     Galena will not issue fractional shares of Galena common stock. If necessary, the number of Galena shares of common stock and Galena preferred shares which you are entitled to receive as consideration under this offer will be rounded up to the nearest whole number.

     Upon the terms and subject to the conditions set forth in this Prospectus, Offering Statement and in the Bidder's Statement, Galena will accept any and all shares of WWT common stock validly tendered and not withdrawn prior to the Offer Expiration Date. The exchange agent will act as agent for the tendering holders of the WWT common stock for the purposes of receiving the Galena common stock from Galena.

     If any tendered shares of WWT common stock are not accepted for exchange because of an invalid tender, proration or the occurrence of certain other events set forth in this prospectus, the Offering Statement, the Bidder's Statement or otherwise, certificates for those unaccepted shares of WWT common stock will be returned to the tendering holder as promptly as practicable after the expiration date.

     Galena intends to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder.

     Holders who tender shares of WWT common stock in the exchange offer will be required to pay any applicable transfer taxes with respect to the exchange of shares of WWT common stock pursuant to the exchange offer. See "Fees and Expenses."

EXPIRATION  DATE

     The Offer Expiration Date will be __________, 5:00PM (Australian time) on ________, 2001 unless Galena, in its sole discretion extends the exchange offer, in which case the Offer Expiration Date, in accordance with Australian securities laws, will occur not more than 12 months after the date of the offer by Galena.

NO  AUSTRALIAN  STOCK  EXCHANGE  LISTING

     If you accept the offer, the Galena shares you receive in exchange for your Shares of WWT common stock will not be listed on the Australian Stock Exchange or any other market in Australia.

PROCEDURES  FOR  TENDERING

     Only a registered holder of shares of WWT common stock may tender shares in the exchange offer. To tender in the exchange offer a holder must complete, sign and date the Acceptance Form and mail or otherwise deliver the Acceptance Form, together with the share certificate of WWT common stock and any other required documents to the exchange agent at the address set forth below under "Exchange Agent" for receipt before the Offer Expiration Date.

     The tender by a holder will constitute an agreement between the holder and Galena in accordance with the terms and subject to the conditions set forth in this prospectus and in the Bidder's Statement.

EACH HOLDER MAY ELECT THE METHOD OF DELIVERY OF THE SHARES OF WWT COMMON STOCK AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT, BUT THE HOLDER WILL BEAR THE RISK THAT THESE ITEMS ARE NOT RECEIVED. INSTEAD OF DELIVERY BY MAIL, GALENA RECOMMENDS THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO SHARES OF WWT COMMON STOCK SHOULD BE SENT TO GALENA'S CORPORATE OFFICE.

     Galena will determine in its sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered shares of WWT common stock which determination will be final and binding. Galena reserves the absolute right to reject any and all shares of WWT common stock not properly tendered or any shares of WWT common stock Galena's acceptance of which would, in the opinion of counsel for Galena, be unlawful. Galena also reserves the right to waive any defects, irregularities or conditions of tender as to particular shares of WWT common stock. Galena's interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of the shares of WWT common stock must be cured within the time Galena determines. Although Galena intends to notify holders of defects or irregularities with respect to tenders of the shares of WWT common stock neither Galena, the exchange agent nor any other person will be liable for failure to give such notification. Tenders of the shares of WWT common stock by WWT stockholders will not be deemed to have been made until any defects regarding the WWT common stock tendered have been cured or waived. If the exchange agent receives any shares of WWT common stock that are not validly tendered, the exchange agent will return those shares to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the Offer Expiration Date.

EFFECTS  OF  ACCEPTANCE

     Once a WWT shareholder has accepted this offer, such shareholder will be unable to revoke the acceptance and the contract resulting from acceptance will be binding on the individual shareholder. Galena may, in its sole discretion, at any time deem any Acceptance Form it receives to be a valid acceptance in respect of WWT shares even if a requirement for acceptance has not been complied with.

By following the procedures of acceptance outlined above you will be deemed to have:

1. accepted the exchange offer in respect of all of the WWT shares of common stock registered in your name, regardless of the number of WWT shares specified in the Acceptance Form;

2.     agreed  to  transfer  your  WWT  shares  to  Galena;

3. authorized Galena to complete the Acceptance Form by correcting any errors in or omissions from the Acceptance Form as may be necessary to make the Acceptance Form an effective acceptance of this offer or to enable registration of the transfer to Galena of your WWT shares;

4. represented and warranted to Galena that Galena will acquire good title to and beneficial ownership of all of your WWT shares free from all mortgages, charges, liens, encumbrances (whether legal or equitable) and other third party interests of any kind;

5. agreed to accept the Galena common shares and preferred shares to which you become entitled by accepting this offer subject to Galena's certificate of incorporation and by-laws and to have authorized Galena to place your name on its register of stockholders as the holder of your respective portion of Galena shares and preferred stock;

6. represented and warranted to Galena that your acceptance of this offer is lawful under any foreign law which applies to your acceptance of this offer;

7. agreed to indemnify Galena fully in respect of any claim, demand, action, suit or proceeding made or brought against Galena and any loss, cost, expense, damage or liability whatsoever suffered or incurred by Galena as a result of Galena not receiving from you any certificate(s) for your WWT shares;

8. appointed Galena or any nominee of Galena as your agent and attorney to exercise all the powers and rights attaching to your WWT shares and have agreed not to revoke that appointment;

9. authorized Galena, as your agent and attorney, and in your name and on your behalf, to execute, at any time after your acceptance of this offer, all forms, notices and instruments in respect of your WWT shares, and to have agreed not to revoke that authority;

10. irrevocably authorized and directed WWT to pay to Galena or to account to Galena for all dividends and other distributions and entitlements which are declared, paid or which arise or accrue after the date of the offer in respect of the WWT shares which Galena acquires pursuant to the offer (subject to Galena accounting to you for any dividends, distributions or entitlement received by it if your acceptance of the offer is validly withdrawn pursuant to
Section 650E of the Corporations Act or the contract resulting from that acceptance becomes void;

11. unless you are a foreign shareholder, agreed to accept the Galena shares of common stock and Galena preferred shares to which you become entitled by accepting the offer subject to Galena's certificate of incorporation and bylaws and the terms of issue of the Galena common and preferred shares and to have authorized Galena to place your name on its register of stockholders as the holder of your respective portion of Galena common and preferred shares.

     If Galena receives your Acceptance Form and does not also receive all of the certificates relating to your WWT shares, the certificates shall be deemed lost and, by giving Galena the Acceptance Form, you authorize Galena as your agent and attorney in fact and on your behalf to (i) apply to WWT for duplicate share certificates to replace the outstanding certificates; (ii) make a statement in writing to WWT that the certificates have been lost and have not been pledged, sold or otherwise disposed of, nor dealt with so as to give any other person any right, title or interest to or in them, and that proper searches for the certificates have been made; (iii) undertake to WWT that if the relevant certificates in question are found they will be returned immediately to WWT; and (iv) undertake to WWT to indemnify and keep WWT and the directors and other officers of WWT indemnified against any claim, action, damage, suit, demand, loss, expense or proceeding which may arise by reason of any application made to WWT pursuant to this section or the consequent issue of duplicate share certificates.

     Any shares of WWT common stock which have been tendered but which are not accepted for exchange due to rejection of tender, termination of the exchange offer, proration or which have been validly withdrawn will be returned as soon as practicable to the holder without cost to such holder.

CONDITIONS  OF  THE  EXCHANGE  OFFER

     There must be validly tendered prior to the Offer Expiration Date a number of shares of WWT common stock which constitutes at least 70% of the issued and outstanding WWT shares of common stock on a fully diluted basis. The number of WWT shares of common stock needed to satisfy the minimum condition as of the date of this filing is 219,213,209.

     The  following  are  additional  conditions:

1.  One of the following must occur before the end of the Offer Expiration Date:

     (A) Galena shall have received a notice from the Treasurer of the Commonwealth of Australia or his agent to the effect that there is no objection to the acquisition of the WWT shares by Galena pursuant to the offer under the Commonwealth Government's foreign investment policy, such notice being unconditional;

     (B) the period provided under the Foreign Acquisitions and Takeovers Act 1975("FATA"), as amended, during which the Treasurer may make an order under
Section 18 or an interim order under Section 22 of the FATA prohibiting the acquisition of WWT shares by Galena pursuant to the offer shall have elapsed, without such an order being made;

     (C) if an interim order prohibiting such acquisition is made, the subsequent period for making a final order prohibiting the acquisition of WWT shares by Galena pursuant to the offer shall have elapsed, without such final order being made;

2. DP Computers, a subsidiary of WWT, must obtain the written consent of the Singapore Housing and Development Board to the change in the beneficial ownership of DP Computers which will occur upon completion of this Offer;

3. DP Computers must obtain all necessary consents in respect of its financial borrowings to the change in the beneficial ownership of DP Computers which will occur upon completion of this offer;

4.  None of the following occurrences taking place prior to the Offer Expiration
Date:

     (1) WWT converting all or any of its WWT shares into a larger or smaller number of WWT shares;

     (2) WWT or a subsidiary of WWT resolving to reduce its share capital in any way;

     (3) WWT or a subsidiary of WWT entering into a buy-back agreement or resolving to approve the terms of a buy-back agreement;

     (4) WWT or a subsidiary of WWT making an allotment of, or granting an option to subscribe for, any of its WWT shares (of any Class), or agreeing to make such an allotment or grant such an option (other than an allotment of WWT shares upon the exercise of WWT options);

     (5) WWT or a subsidiary of WWT issuing, or agreeing to issue, convertible notes;

     (6) WWT or a subsidiary of WWT disposing, or agreeing to dispose, of the whole, or a substantial part, of its business or property;

     (7) WWT or a subsidiary of WWT charging, or agreeing to charge, the whole, or a substantial part, of its business or property;

     (8)  WWT  or  a  subsidiary  of  WWT  resolving  that  it  be  wound up;

     (9) the appointment of a provisional liquidator of WWT or of a subsidiary of WWT;

     (10) the making of an order by a court for the winding up of WWT or of a subsidiary of WWT;

     (11) an administrator of WWT, or of a subsidiary of WWT, being appointed;

     (12) WWT or a subsidiary of WWT executing a deed of company arrangement;

     (13) the appointment of a receiver, or a receiver and manager, in relation to the whole, or a substantial part, of the property of WWT or of a subsidiary of WWT;

5. Galena applying to the OTC Bulletin Board to the NASDAQ SmallCap Market for quotation of the Galena shares of common stock within 7 days after the start of the offer period; and

6. The OTC Bulletin Board or the NASDAQ SmallCap Market admitting to quotation the Galena common stock not later than 7 days after the end of the Offer Expiration Date.

7. The registration statement on Form S-4 of which this prospectus is a part must have become effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order.

8. Notwithstanding any other term of the exchange offer and subject to receiving all regulatory approvals in respect of withdrawing the offer, Galena is not required to accept for exchange, or exchange shares of Galena common stock for, any shares of WWT common stock and may terminate the exchange offer before the acceptance of any shares of WWT common stock, if:

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in the sole judgment of Galena, might materially impair the ability of Galena to proceed with the exchange offer; or

      - any law, statute, rule or regulation is proposed, adopted or enacted, which, in the sole judgment of Galena might materially impair the ability of Galena, to proceed with the exchange offer; or

      - a material adverse change occurs in the business or the financial or trading position or prospects of WWT.

     If Galena determines in its sole judgement that any of the above stated conditions are not satisfied prior to the Offer Expiration Date , Galena may:

     - terminate the exchange offer before the acceptance of any shares of WWT common stock, refuse to accept any shares of WWT common stock and return all tendered shares of WWT common stock, as applicable, to the tendering holders;

     - extend the exchange offer and retain all shares of WWT common stock tendered prior to the Offer Expiration Date, subject, however, to the rights of holders to withdraw their previously tendered shares of WWT common stock, as applicable;

      - waive the unsatisfied conditions with respect to the exchange offer and accept all validly tendered shares of WWT common stock which have not been withdrawn.

FEDERAL  OR  STATE  REGULATORY  REQUIREMENTS

     In connection with the offer, Galena has filed a registration statement of which this prospectus is a part with the SEC, and has filed a Bidder's Statement and an Offer Statement with the Australian Securities and Investments Commission. Galena does not believe that any additional material government filings are required with respect to the offer.

RESALES  OF  THE  SHARES  OF  GALENA  COMMON  STOCK

     There is currently no trading market for the securities of Galena. Galena intends to apply initially for its securities to be traded on the OTC Bulletin Board and thereafter , if and when qualified, on the Nasdaq SmallCap Market. Galena may not now or ever qualify for listing of its securities on the OTC Bulletin Board or on the Nasdaq SmallCap Market. In order to have its securities quoted on the OTC Bulletin Board, a company must:

     (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and
     (2) have at least one market maker who completes and files a Form 211 with the National Association of Securities Dealers, Inc.

      In order to have its securities quoted on the Nasdaq SmallCap Market, a company must

     (1)     be  registered  under  the  Exchange  Act;

     (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid;

     (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000);

     (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000;

     (5)     have  a  minimum  bid  price  of  $4.00  per  share;  and

     (6)     have  at  least  300  beneficial  round  lot  shareholders.

     Of the shares of Galena common stock you receive in exchange for your shares of WWT common stock, upon the effectiveness of this registration statement on Form S-4, 0.6 shares of common stock will be freely tradeable and
1.4 shares of Galena's common stock that you receive will be restricted by agreement for a period of six months beginning from the date of issuance and will bear a restrictive legend as such. Additionally, holders of Galena's preferred stock may only convert their shares of preferred stock into Galena common stock after the one year anniversary of the exchange in which the Galena preferred stock was received. After the one year anniversary, holders of the Galena preferred stock may elect to convert their shares into shares of Galena's common stock on a one for one basis. A holder of Galena preferred stock may not convert more than 10% of the individual holder's total number of shares of preferred stock on a per month basis.

     By completing and signing the Acceptance Form, all holders are electing to be bound by these transfer and sale restrictions.

RELATIONSHIPS  BETWEEN  GALENA  AND  WWT

     From 1998 to 2001, Mr. Peh served as finance manager of DP Computers Pte. Ltd., a subsidiary of WWT. Except for Mr. Peh's employment with DP Computers Pte Ltd, neither Galena nor, to the best of its knowledge, any of its directors, executive officers or other affiliates, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of WWT, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies.

     Except in connection with the transactions described herein, there have been no negotiations or transactions between Galena or, to the best of its knowledge, any of its directors, executive officers or other affiliates on the one hand, and WWT or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets.

     Neither Galena nor, to the best of its knowledge, any of its directors, executive officers or other affiliates beneficially owns or has any right to acquire, directly or indirectly, any WWT shares, and neither Galena nor, to the best of its knowledge, any of its directors, executive officers or other affiliates has effected any transaction in the WWT shares during the past 60 days.

EXCHANGE  AGENT

     Computershare Registry Services Pty Ltd has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, request for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

               Computershare  Investor  Services  Pty,  Ltd.
               Level  2,  Reserve  Bank  Building
               45  St  George  Terrace
               Perth  Western  Australia  6000

FEES  AND  EXPENSES

     Galena will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopy, telephone or in person by officers and regular employees of Galena and its affiliates.

     Galena has not retained any dealer-manager in connection the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. Galena, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection with the exchange offer.

     The holders of WWT common stock will pay all transfer taxes, if any, applicable to the exchange of the WWT common stock pursuant to the exchange offer. If satisfactory evidence of payment or exemption from these taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be directly billed to the tendering holder.

AUSTRALIAN  TAX  CONSIDERATIONS

     The following is a general description of the Australian income tax consequences for WWT shareholders who are residents of Australia accepting the offer by Galena. It is based upon taxation law and practice in effect as of November1, 2001. It is not intended to be an authoritative or complete analysis of the taxation laws of Australia applying to the specific circumstances of any particular shareholder. Each WWT shareholder is advised to consult their own professional adviser regarding the Australian tax consequences of disposing of WWT shares in light of that shareholder's particular circumstances.

     The capital proceeds on the disposal of the WWT will be determined at the market value of the Galena shares issued in exchange at the time of that disposal net of the incidental costs of disposal, including the cost of certain taxation advice on the effect of the disposal. It is possible that some shareholders will have claimed tax deductions on funds borrowed to purchase their WWT shares. Those shareholders should obtain specific taxation advice to confirm the validity of the deductions they have claimed.

     Some Australian residents may have acquired shareholdings in WWT through entities which are not Australian residents. As such, any disposal of WWT shares will be by those entities rather than the Australian shareholders. There may nevertheless be Australian tax considerations under the accruals regime. The accruals regime is specific anti-avoidance law introduced to prevent persons effecting transactions through off-shore structures such that income or gains earned in those structures is not taxed until remitted to Australia. Its purpose is to attribute unremitted income to resident Australian taxpayers as if the income had been remitted to Australia.

1.  The  accruals  regime  has  three  separate  sets  of  provisions:

- The controlled foreign company provisions designed to attribute income on significant (10% and greater) shareholdings in a foreign company which is controlled by Australians.

- The non-resident trust provisions designed to attribute income to an Australian resident who has transferred value to, and controls, a foreign trust.

- The foreign investment fund provisions designed to attribute profits where shareholdings in foreign companies are not caught by the controlled foreign company provisions, or trust "interests" are not caught by the non-resident trust provisions.

     Discussion of these complex provisions is beyond the scope of this summary and concerned persons should obtain the advice of a tax advisor.

2.     Australian  resident  shareholders

     (a)     Disposal  of  WWT  shares  held  on  revenue  account

Where a WWT shareholder obtains income treatment on the offer for WWT shares the capital gains provisions will be displaced by the general income tax provisions. As a general comment, the amount equal to the accounting gain or loss on the exchange will be brought to account as income or allowed as a deduction against income. This position may vary where a taxpayer treats its WWT shares as trading stock and has made earlier elections as to the valuation of those shares, or values those shares on a FIFO basis in accordance with the practice of the Australian Taxation Office. Taxpayers should obtain specific advice on this aspect.

     (b)     Disposal  of  WWT  shares  held  on  capital  account

For a shareholder who holds WWT shares on capital account which were acquired or are deemed to have been acquired on or after September 20, 1985, the disposal of WWT shares pursuant to acceptance of the offer will generally have Australian Capital Gains Tax ("CGT") implications. The disposal of the WWT shares pursuant to an acceptance of the offer will constitute a CGT event for CGT purposes.

The CGT implications of a disposal of WWT shares will depend upon a number of factors, including the taxpayer status, the length of time they have held their shares and the date on which they acquired their shares for CGT purposes.
(i)     General  position

For shareholders who acquired WWT shares at or before 11.45 a.m. (Eastern Standard Time) on September 21, 1999

A capital gain will arise to the shareholder if the capital proceeds received in respect of the disposal of the WWT shares exceed the cost base of those shares. A capital loss will result if the capital proceeds received are less than the cost base of the WWT shares.

For CGT purposes, the cost base of the WWT shares would generally include the amount paid to acquire those shares plus any incidental costs of acquisition (for example, brokerage fees and stamp duty). A shareholder who has held their WWT shares for twelve months or longer at the time the offer is accepted, will be entitled to index the cost base of their WWT shares for inflation up to September 30, 1999.

Alternatively, under recent changes to the law, an individual, trust or complying superannuation fund that has held WWT shares for twelve months or longer at the time the offer is accepted, may instead choose to apply the discount capital gain method:

- for an individual or trust - to include in assessable income, one-half of the realised nominal gain, being the difference between the capital proceeds and the cost base of the WWT shares without indexation for inflation, arising as a result of the disposal of the WWT shares under the offer. If the trust is a fixed trust and the shares were acquired after 23 December 1999, the discount may not apply and shareholders will need to seek their own advice;

- for a complying superannuation fund - to include in assessable income, two-thirds of the realised nominal gain, being the difference between the capital proceeds and the cost base of the WWT shares without indexation for inflation, arising as a result of the disposal of the WWT shares under the offer.

     Where a shareholder chooses the discount capital gain method, any available capital losses of the shareholder will be applied to reduce the realised nominal gain before multiplying the resulting net amount by one-half or two-thirds (as applicable) to calculate the discount capital gain.

(ii) For shareholders who acquired WWT shares after 11.45 a.m. (Eastern Standard Time) on September 21, 1999

A shareholder who acquired WWT shares after 11.45 a.m. (Eastern Standard Time) on September 21, 1999 will not be entitled to indexation of the cost base when calculating any capital gain on disposal.

Where such a shareholder is an individual, trust or complying superannuation fund that has held WWT shares for twelve months or longer at the time the offer is accepted, the discount CGT will automatically apply in calculating any capital gain on disposal.

Where the WWT shares have been held for less than twelve months or are owned by a company, the discount capital gain method is not available. In such circumstances, the difference between the capital proceeds and the unindexed cost base will give rise to a capital gain or loss, as appropriate.

(iii)     WWT  shares  acquired  before  September  20,  1985

Where WWT shares held on capital account were acquired or are deemed to have been acquired on capital account before September 20, 1985 there should be no CGT implications arising on disposal of WWT shares by accepting the offer.

UNITED  STATES  FEDERAL  INCOME  TAX  CONSEQUENCES  OF  THE  TRANSACTION

     The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of Galena common stock by non-United States holders. This discussion is not a complete analysis of all of the potential tax considerations relating to the ownership and disposition of Galena common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, United States Internal Revenue Service rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This discussion does not address all aspects of federal income and estate taxation that may be relevant to a particular non-United States holder's decision to own Galena common stock. Galena has not, nor has WWT, requested an opinion of legal counsel or an IRS ruling regarding the federal income or estate tax consequences of the ownership or disposition of Galena common stock by non-United States holders.

     As used herein, "non-United States holder" means a corporation, individual or partnership that is, as to the United States, a foreign corporation, a non-resident alien individual or a foreign partnership, or any estate or trust that is not subject to United States taxation on income from sources outside the United States and that is not effectively connected with the conduct of a trade or business within the United States.

Taxation  of  Dividends

     Dividends paid to a non-United States holder of Galena common stock will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

     For all dividend payments on or after January 1, 2001, a non-United States holder must furnish certain forms to the paying corporation to obtain the benefit of any applicable tax treaty providing for a lower rate of withholding tax on dividends. These forms must provide, under penalties of perjury, the requested information, including the non-United States holder's name, permanent residence, and taxpayer identification number. However, except as may be otherwise provided in an applicable income tax treaty, a non-United States holder will be taxed at ordinary United States federal income tax rates (on a net income basis) on dividends that are effectively connected with the conduct of a trade or business of the non-United States holder within the United States and will not be subject to the withholding tax described above. Certain certification requirements must be complied with to claim an exemption from withholding on effectively connected dividends. If the non-United States holder is a foreign corporation, it also may be subject to a United States branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty on effectively connected dividends. A non-United States holder that is eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may apply for a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. Galena has not declared or paid dividends on Galena common stock since its incorporation and does not anticipate paying dividends on Galena common stock at any time in the foreseeable future.

Taxation  of  Capital  Gains

     Non-United States holders generally will not be subject to United States federal income tax in respect of gain recognized on a disposition of Galena common stock unless

- the gain is effectively connected with a trade or business conducted by the non-United States holder within the United States (in which case the branch profits tax described in the preceding paragraph also may apply if the holder is a foreign corporation);

- in the case of a non-United States holder who is a non-resident alien individual and holds Galena common stock as a capital asset, the holder's stay in the United States during the last three years exceeded 183 or more days based on certain formulas and calculations ;

- the non-United States holder is subject to tax pursuant to the provisions of the United States federal tax law applicable to certain United States expatriates.

Estate  Tax

     Galena common stock that is owned or treated as being owned at the time of death by a non-United States holder who is a non-resident alien individual will be included in the holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup  Withholding  Tax

     Generally, dividends paid to non-United States holders outside the United States that are subject to the 30% or treaty-reduced rate of withholding tax will be exempt from the 30% backup withholding tax. As a general matter, information reporting and backup withholding will not apply to a payment by or through a foreign office of a foreign broker of the proceeds of a sale of Galena common stock effected outside the United States. However, information reporting requirements (but not backup withholding) will apply to a payment by or through a foreign office of a broker of the proceeds of a sale of Galena common stock effected outside the United States where that broker:

   -  is  a  United  States  person;

   - is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or

   - is a "controlled foreign corporation: as defined in the Code (generally, a foreign corporation controlled by United States shareholders), unless the broker has documentary evidence in its records that the holder is a non-United States holder and certain conditions are met or the holder otherwise establishes an exemption.

     Payment by a United States office of a broker of the proceeds of a sale of Galena common stock is subject to both backup withholding and information reporting unless the holder certifies, under penalties of perjury, to the payor in the manner required as to its status as an exempt foreign person establishes another exemption.

   For  purposes  of  this  exemption,  an  exempt  foreign  person

   - is neither a citizen nor a resident of the United States (and has not elected to be treated as a United States resident under Section 6013 of the Code);

   - has not lost his or her United States citizenship within the last 10 years with one of the principal purposes of such loss being the avoidance of United States taxes;

   - has not been, and does not reasonably expect at the time the form is submitted to be, present in the United States for 183 or more days during any year (or is a beneficiary of a tax treaty with the United States that exempts gains from the transaction from United States federal income tax); and

   - is not, and does not reasonably expect at the time the form is submitted to be, engaged in a United States trade or business during the year of the transaction (or is a beneficiary of a tax treaty with the United States that exempts gains from the transaction from United States federal income tax).

     Amounts withheld under the backup withholding rules do not constitute a separate United States Federal income tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the holder's United States federal income tax liability, if any, provided the required information or appropriate claim for refund is filed with the IRS.

GALENA ADVISES YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF GALENA COMMON STOCK.

                 COMPARISON OF GALENA AND WWT STOCKHOLDER RIGHTS

     WWT is incorporated under the laws of Australia and Galena is incorporated under the laws of the State of Delaware. If you accept the offer and receive Galena shares in exchange for your WWT shares, you will become a Galena common stockholder. WWT's common shareholders' rights are now governed by Australian law. Once you become a Galena common stockholder, your rights as such will be governed by the Delaware General Corporation Law and by Galena's certificate of incorporation and bylaws. The material differences between the rights of WWT common shareholders and Galena common stockholders, resulting from differences in the respective governing documents and the applicable law, are summarized below.

     You should not rely on this summary as an exhaustive list or a detailed description of the provisions it discusses. This summary is qualified in its entirety by the respective corporate governance documents of WWT and Galena and by applicable law.

CAPITALIZATION

     The authorized capital stock of Galena consists of 500,000,000 shares of Galena common stock, par value $.0001 per share and 200,000,000 shares of preferred stock, par value $.10 per share. As of November1, 2001, 6,750,000 shares of Galena's common stock were outstanding, and no preferred shares were outstanding.

      Australian law does not require a company to have authorized capital and, as such, the shares of WWT common stock have no par value. There are options to purchase 274,760,000 shares of WWT common stock at exercise prices ranging from $.12 per share to $.20 per share. Options to purchase 138,232,500 shares of WWT common stock expire on December 31, 2002 and the remaining options expire on December 31, 2001. As of November1, 2001, 313,276,013 shares of common stock were outstanding.

NUMBER  AND  ELECTION  OF  DIRECTORS  FOR  GALENA  AND  WWT

     The board of directors of Galena currently has one member. Galena's by-laws provide that the Galena board of directors will consist of not less than one or more than five directors, the number to be fixed from time to time by the Galena board of directors or the stockholders.

     The board of directors of WWT currently has four members. WWT's Articles of Association state that the number of directors for WWT will be not less than three and not more than twelve fixed by the board of directors from time to time.

MERGERS,  SALES  OF  ASSETS  AND  OTHER  TRANSACTIONS

     Under Australian law, an agreed upon merger, change of a company's business or a consolidation or sale of all or substantially all of a company's assets must generally be approved by the board of directors and by shareholders holding at least a majority of the company's voting shares.

     Under the Delaware General Corporation Law, a merger, consolidation, or sale of all or substantially all of a corporation's assets must be approved by the board of directors and by stockholders holding at least a majority of the corporation's outstanding voting stock.

DISSENTERS'  RIGHTS

     In the case of a takeover, under Australian law, if a shareholder owns greater than 90% of a company, that shareholder may compulsorily acquire the remaining shareholder's securities provided the other shareholders are given notice and the procedures under Australian law are followed.

     Under the Delaware General Corporation Law, Section 262, stockholders have the right to demand and receive payment of the fair value of their stock in the event of a merger or consolidation. However, except as the Delaware General Corporation Law provides otherwise, stockholders do not have appraisal rights if, among other things, the consideration they receive for their shares consists of:

     - shares of stock of the corporation surviving or resulting from such merger or consolidation;

     - shares of stock of any other corporation which, at the record date fixed to determine stockholders entitled to vote on the merger or consolidation, were either listed on a national securities exchange or designated as a national market security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or were held of record by more than 2,000 stockholders;

     - cash in lieu of fractional shares of the corporations described in the above two clauses; or

     - any combination of shares of stock and cash in lieu of fractional shares of the corporations described in the above three clauses.

AMENDMENTS  TO  COMPANY  CHARTERS

     Under Australian law, a proposed amendment to a company's constitution requires an affirmative vote by at least 75% of the company's shareholders holding voting shares. If any such amendment varies or cancels rights attached to shares in a class of shares, then those rights may only be varied or cancelled in accordance with the procedure set out in the company's constitution. If the constitution does not set out the procedure to be followed then those rights may only be varied or cancelled by an affirmative vote of at least 75% of the members of the company holding voting shares as well as an affirm vote of at least 75% of the class of members in the class that is to be cancelled or varied.

     Under the Delaware General Corporation Law, a proposed amendment to a company's charter requires an affirmative vote of a majority of all shares entitled to vote on the matter. If any such amendment would adversely affect the rights of any stockholders of a particular class or series of stock, the vote of the majority of all outstanding shares of that class or series, voting as a class, is also necessary to authorize the amendment.

AMENDMENTS  TO  BYLAWS

     Under Australian law, there is no requirement for a company to have bylaws. An Australian company's only constituent document is its constitution.

     Under the Delaware General Corporation Law, the power to adopt, alter and repeal the bylaws is vested in the stockholders, except to the extent that the certificate of incorporation vests concurrent power in the board of directors.

PREEMPTIVE  RIGHTS

     Under Australian law, shareholders do not possess preemptive rights unless a company's constitution specifically grants such rights. WWT's constitution does not grant preemptive rights to its shareholders.

     Under the Delaware General Corporation Law stockholders do not possess preemptive rights unless the corporation's certificate of incorporation specifically grants such rights. Galena's certificate of incorporation does not grant general preemptive rights to common stockholders.

STOCKHOLDER  ACTION

     Under Australian law, a company may pass a resolution without a general meeting if all the members entitled to vote on the resolution sign a document containing a statement that they are in favor of the resolution set out in the document.

     Under the Delaware General Corporation Law, Section 228, any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting, without prior notice and without a vote if a written consent, setting forth the action so taken, is signed by a majority of the holders of the issued and outstanding stock entitled to vote.

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Under Australian law a company may not indemnify a person against any of the following liabilities incurred as an officer or auditor of the company:

-          a  liability  owed  to  the  company;

- a liability for a pecuniary penalty order by a Court to pay the Commonwealth or a compensation order whereby an officer is ordered to compensate a company for damage suffered; or

- a liability that is owed to someone other than the company or a related party and did not arise out of conduct in good faith.

     However, Australian law provides that a company may indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company, if it is determined they are not otherwise entitled to indemnification, unless there are costs incurred:

     1. in defending criminal proceedings brought by the Australian Securities and Investments Commissions or a liquidator for a court order if the grounds for making the order are found by the Court to have been established; or
     2. in connection with proceedings for relief to the person where the Court denies relief.

Under Delaware law, a corporation generally may indemnify directors and officers:

    - for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and
    - with respect to any criminal proceeding, if they had no reasonable cause to believe that their conduct was unlawful.

     In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

     The by-laws of Galena provide that Galena will indemnify to the fullest extent permitted by Delaware law any current or former director or officer of the corporation, and may, at the discretion of the board of directors, indemnify any current or former employee or agent of Galena against all expenses, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding in which the person was involved because of that person's service, at the request of Galena, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

                        DESCRIPTION OF GALENA SECURITIES

COMMON  STOCK

     Galena is authorized to issue 500,000,000 shares of common stock, $.0001 par value per share. As of November1, 2001, 6,750,000 shares of Galena's common stock were outstanding.

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Galena, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

     Holders of common stock have no preemptive rights to purchase Galena's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

PREFERRED  STOCK

     Galena is authorized to issue 200,000,000 shares of preferred stock, $.10 par value per share. As of the date of this filing, there were no shares of preferred stock outstanding. The board of directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Galena without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock.

     At present, other then the preferred stock referred to in the exchange offer, Galena has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The preferred stock of Galena to be offered in the exchange shall have a par value of $ .10 per share and shall constitute a class of convertible preferred stock. Each share of the Company's preferred stock will earn cumulative dividends at the per annum rate of 5%. Holders of the shares of Galena's preferred stock may only convert their shares of preferred stock into Galena common stock after the one year anniversary of the exchange in which the Galena preferred stock was received. After the one year anniversary, holders of the Galena preferred stock may elect to convert their shares into shares of Galena common stock on a one for one basis; however, a holder of Galena preferred stock may not convert more than 10% of the individual holder's total number of shares of preferred stock on a per month basis.

Additional  Information  Describing  Securities

     Reference is made to applicable statutes of the state of Delaware for a description concerning statutory rights and liabilities of shareholders.

Trading  of  Shares

     There are no outstanding options, options to purchase, or securities convertible into shares of Galena's common stock other than the securities described herein. Galena has not agreed with any shareholders, to register their shares for sale, other than for this registration.

Admission  to  Quotation  on  Nasdaq  SmallCap Market or NASD OTC Bulletin Board

         Galena intends to apply for quotation of its securities on the OTC Bulletin Board and thereafter, if and when qualified, on the Nasdaq SmallCap Market. If Galena's securities are not quoted on the OTC Bulletin Board, a securityholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, Galena's securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board Galena's securities will trade on the OTC Bulletin Board until a future time, if at all, that Galena applies and qualifies for admission to quotation on the Nasdaq SmallCap Market. Galena may not now and it may never qualify for quotation on the OTC Bulletin Board or accepted for listing of its securities on the Nasdaq SmallCap Market.

         To qualify for admission to quotation on the Nasdaq SmallCap Market, an equity security must, in relevant summary,

     (1)  be  registered  under  the  Exchange  Act;

     (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid;

     (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000);

     (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000;

     (5)  have  a  minimum  bid  price  of  $4.00  per  share;  and

     (6)  have  at  least  300  beneficial  round  lot  shareholders.

Penny  Stock  Regulation

      Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell Galena's common stock. The foregoing required penny stock restrictions will not apply to Galena's common stock if such stock reaches and maintains a market price of $5.00 or greater.

Reports  to  Shareholders

     Galena will furnish to holders of its common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. Galena may issue other unaudited interim reports to its shareholders as it deem appropriate.

                                 BUSINESS OF WWT
Background

     WWT is an established manufacturer, assembler and supplier of semi-conductor products and computer systems for international markets.

     WWT, formerly known as OKA Motors Ltd, was incorporated on August 2, 1985 under the laws of Australia. Prior to December 1999, WWT engaged in the business of developing technology for the manufacture of motor vehicles used primarily in tourism and mining activities. On December 13, 1999, OKA Motors Ltd. changed its name to Worldwide Technology Group Limited. On June 30, 2000, WWT disposed of its motor vehicle business and elected to enter into the computer industry. On July 27, 2000, WWT acquired 100% of the outstanding shares of common stock of DP Computers Pte Ltd., a Singapore company ("DP Computers"), which was originally formed to manufacture, supply, and distribute a range of computer forms including customized pre-printed forms. DP Computers, a wholly owned subsidiary of WWT, is an established manufacturer of memory modules and is a designer and assembler of LCD (liquid crystal display) monitors and personal computers under the brand name "NCL". DP Computers believes that it has an established presence in the Asian region and that it is one of the major manufacturers and distributors of memory modules.

     WWT's wholly owned subsidiary, DP Computers, located in Singapore which was founded in 1985. From 1991 to 1993, DP Computers established itself as a specialist in the trading of memory modules. Memory modules are computer chips which provide a computer system with memory. From 1993 to 1997, DP Computers expanded its product lines into the distribution of central processing units
(CPUS), personal computer systems, hard disk drives, motherboards, networking products and video graphic accelerator display cards. In 1996 DP Computers acquired two surface mounting device production lines to manufacture its own NCL memory modules.

Corporate  Structure

     WWT, an Australian company listed on the Australian Stock Exchange, owns 100% of the outstanding shares of common stock of DP Computers Pte Ltd, a Singapore company, and DP Edu.net Pte Ltd, a Singapore company. WWT owns 50% of the outstanding common stock of WWT Wapworkz Pty Ltd, an Australian company, and owns 51% of Grace Business Appliances Ltd, a Hong Kong company. WWT owns 100% of the outstanding shares of common stock of the following entities:

WWT  Equity  Pty  Ltd,  an  Australian  company
WWT  Holdings  Pty  Ltd,  an  Australian  company
WWT  Technology  PVT  Limited,  an  India  company
WWT  Distribution  (US)  Limited,  a  California  company
WWTG  (Holland)  BV,  a  Netherlands  company

BUSINESS  OPERATIONS

DP  Computers'  core  business  activities  include:

1.     Manufacturing,  distribution  and supply of personal computers and liquid
       -------------------------------------------------------------------------
crystal  display  (LCD)  monitors
---------------------------------

     The LCD computer monitor is free of radiation, it does not flicker, it produces less heat, uses less power and is more compact compared to the traditional cathode ray tube monitors. With these user-friendly features and the compact nature of the LCD monitors, WWT believes that the demand for LCD monitors is growing while the price for the purchase of an LCD monitor is falling making the LCD monitor a more affordable alternative. DP Computers manufactures its own brand of active matrix 15 inch LCD monitors under the brand name "NCL" and manufactures server computers. WWT's NCL brand comes with an optional touch screen capability whereby the user can press items directly on the screen rather than type commands into a standard keyboard. WWT has targeted its user friendly LCD monitors and server computers primarily towards the corporate market. The LCD monitors and server computers are manufactured using DP Computers' facilities at the DP Computers Building, which is located at 128 Joo Seng Road, Singapore. The DP Computers Building has a working area comprised of more than 35,000 square feet and provides for additional facilities and space which will enable the production of an estimated 120,000 LCD desktops for the year 2001. DP Computers has distributors in Australia, Malaysia, Hong Kong and China who promote and sell the NCL brand name LCD desktop.

2.  Manufacturing  and  distribution  of  memory  modules:
    ------------------------------------------------------

     The manufacturing and distribution of memory modules is a significant part of WWT's business. DP Computers is currently producing DRAM memory modules in its Surface Mounting Device (SMD) production line in Singapore. The two SMD production lines were bought and activated in 1996 at a cost of US $2.5 million. These two SMD production lines have the capacity to produce 21,000 pieces of memory modules per month assuming a 24 hour shift, seven days per week.

     Memory chips are outsourced from reputable suppliers like Hynix Semiconductors Asia Pte Ltd and Micron Semiconductors Asia Pte Ltd. The memory chips are loaded onto the production line to be mounted on an in-house configured Printed Circuit Board (PCB) for production into memory modules. These fully automated productions lines were programmed to produce 64MB, 128MB, or 256MB memory modules under the DP Computers' patented NCL brand. To ensure that the memory modules have limited defects, these modules are individually tested before they are allowed to be distributed. All NCL memory modules carry a manufacturers' lifetime warranty. WWT believes that the current distribution channels of the NCL memory modules in the Asia Pacific region is a key competitive edge for WWT as WWT has an established network in that region of wholesalers distributing the NCL memory modules.

3.  Providing printed circuit board assembly for various contract manufacturers;
 -------------------------------------------------------------------------------
and  the  distribution  of  CPUs,  CD-ROM  drives  and  hard  disk  drives:
---------------------------------------------------------------------------

     In order to derive optimum capacity out of the two operating SMD production lines, DP Computers is also contracted to manufacture electronic devices for other Singaporean and Indonesian companies. In addition to WWT's production of its NCL brand products, WWT may be engaged by other companies to manufacture or repair printed circuit boards. These jobs vary in quantity and frequency. At times, WWT may be contracted to provide testing and reworking on faulty modules from other producers. These "rework"contracts are usually from Indonesia where factories are often inadequately staffed to rectify their own production faults.

     DP Computers also acts as a distributor for certain computer products sold under the internationally recognized Intel, Maxtor, IBM, Seagate, Quantum and Fujitsu brands. It is important for DP Computers to carry a wide range of computer peripherals to cater to the needs of all their wholesalers. In January 2000, WWT joined an Intel sponsored program whereby WWT is now a Genuine Intel Dealer (GID) which enables WWT to carry and distribute a range of Intel products.

NEW  PRODUCT  AND  BUSINESS  DEVELOPMENT:

a.     Establishing  an  IC  packaging  business

     IC packaging is an integrated process where wafer discs from wafer foundry are packaged into finished fully tested and ready to use memory chips. The rapid technical advances and increased usage of hand-held devices throughout the world has accelerated the acceptance and utilization of advanced array packages, both ball grid arrays (BGAS) and chip scale packages (CSPS). BGA's and CSP's are 2 different types of IC packaging. The reason for this is the trend towards small geometry designs that subsequently reduce the total system size and weight while incorporating increased functionality WWT proposes to establish a new plant to provide IC packaging and testing in a range of packages, including BGA's and CSP's. A targeted plant to be acquired has been identified and WWT is in advanced negotiations with a vendor. With the acquisition of the IC packaging plant, it will enable DP Computers to package its own NCL brand of memory modules.

     The acquisition of an IC packaging plant would be a significant event for WWT in terms of profitability and production status. WWT could then be capable of maximizing its profits in the production process and could become a "first tier" memory module producer which means that WWT can supply direct to computer majors such as IBM and Hewlett Packard. The IC packaging plant can be re-configured to produce the next generation of BGA chips that would enhance the production status and profitability of WWT.

b.  Personal  Digital  Assistant(PDA)

     The PDA is a hand-held device that provides internet connectivity solutions for e-mail and micro-web browser. This enable users to perform global text search, messaging and e-mails from a hand held device. WWT believes that the PDA market will grow exponentially over the next few years.

     The distribution of a PDA in Asia is an untapped market. Over the last 18 months, WWT has been working with various Taiwanese developers on a prototype that is expected to be launched in the first quarter of 2002. Tested prototypes have been developed and the first phase of production will be under contract manufacture out of Taiwan. The second phase of manufacturing is intended to be in Singapore.

c.   Compact  Computer  Systems

     To market in connection with WWT's NCL LCD monitors, WWT is working with its Taiwanese counter parts to develop compact computer systems. WWT believes that there exists a wide segment of the market looking for medium-priced, compact computer systems.

d.   Australia  Computer  Rentals

     The Australian computer industry is an untapped market that WWT believes can be capitalized using NCL computer systems and NCL LCD monitors. Since the introduction of the Goods and Services Tax (GST) in Australia 12 months ago, the consumer purchasing structure for capital goods has changed. There exist an opportunity to rent or lease a computer system to be supported by the current Australian Tax system. WWT is targeting to rent highly configured PC systems with LCD monitors to businesses and middle segment of the market over a 12 months lease period with an incentive to buy back the system for A$1 or with an additional 13th month payment. In the pilot rental phase, WWT will be aggressively marketing 500 NCL computer systems with NCL monitors at attractive monthly instalments.

e.   WWT  WAPworkz  Pty  Ltd

     WWT WAPworkz Pty Ltd is a joint venture company owned equally by WWT and WAPworkz Technologies Pte Ltd. of Singapore. WWT owns a wireless application protocol software which is intended for wireless telecommunication uses. In particular, WWT can incorporate the use of the technology for its own Orkmail, Orkphone, and Orktopas search engines. The conceptualization of WAPworkz is for advertising and telecommunication possibilities using the WAP software.

MARKETING

     The directors of WWT believe that the principal strength of WWT and DP Computers Pte Ltd, is as follows:

A.  Established  track  record

     DP Computers has, over the years, secured numerous contracts from Singapore institutions and government bodies such as Ministry of Defense, Singapore Mass Rapid Transit (SMRT), Nanyang Technological University (NTU), National University of Singapore (NUS), Singapore Polytechnic, Temasek Polytechnic, Ngee Ann Polytechnic, Singapore Civil Defense Force (SCDF), and Institute of Technical Education (ITE). During the past few years, DP Computers has been able to develop the overseas markets and has created strategic relationships with a network of small and medium sized wholesalers located in the United States, Europe, Korea, Taiwan, Hong Kong and South East Asia to distribute WWT's range of products.

B.  Established  distribution  channels  in  Asia  Pacific

     With WWT's presence in Singapore, WWT has an established channels of distribution for its range of products including memory modules, LCD monitors and compact computer systems. These established distribution channels are comprised of wholesalers which have effective distribution systems in various regions worldwide.

C.  Strong  procurement  channels

     The major suppliers of computer chips, computer peripherals, and LCD components enjoy a strong working relationship with WWT through DP Computers. These suppliers include Micron Semiconductor Asia Pte Ltd and Hynix Semiconductor Pte Ltd that supply SDRAM memory IC Chips to facilitate WWT memory module production process. The procurement channels for LCD monitors and related components are well established from NEC Singapore Pte Ltd, Samsung Asia Pte Ltd and GES International Ltd. WWT intends to further strengthen its working relationships with these key components suppliers.

D.  Quality  assurance

     DP Computers has invested in state-of-the-art technology to ensure the delivery of high quality products to its customers. WWT's SMD production lines are capable of producing approximately 7,000 pieces of memory modules per 8-hour shift, without compromising the quality of products. Stringent quality and training programs are implemented by WWT to ensure high quality products are delivered to its customers. As such, all NCL memory modules produced by WWT in Singapore carry a manufacturers' life-time warranty.

STRONG  RESEARCH  AND  DEVELOPMENT

     DP Computers' research and development team has the capacity to develop innovative products. It is able to develop products from the design phase up to the point of commercial development.

STRATEGY

     WWT's strategy for expansion is based on establishing further distribution channels. Specifically, WWT hopes to expand in Asia due to WWT's geographical location and its knowledge of the respective personal computer markets in that region. A second strategy is for WWT to become a fully integrated entity through the acquisition of manufacturing capacities that will add value to WWT. The key areas identified by the group under the next phase of expansion will be United Arab Emirates(UAE), China, and India. The free trade zone in UAE will provide immense opportunity for wholesalers in the Middle Eastern countries to purchase their requirements in bulk. On the other hand, China and India, despite the relatively low penetration rates for PCs, is likely to feature key growth for PCs and related demands. WWT intends to capitalize on its existing working relationships with wholesalers in those regions to further strengthen its trade ties through its geographic presence in those regions.

     Since the listing of WWT on the Australian Stock Exchange (ASX) in December 1999, WWT has acquired significant insights and market research information about the Australian IT and PC industry. Management of WWT believes that there exists a window of opportunity for WWT to enhance its distribution presence throughout Australia and to market its range of products and services profitably. In particular, the LCD monitors and memory modules markets are untapped as there exist layers of middle men that do not purchase in bulk to reap the benefits of economies of scale. The acquisition of an established retail chain in key cities of Australia will enhance WWT's overall turnover and profitability as it can directly market its manufactured products to established wholesalers and retailers.

     Capitalizing on DP Computers' existing network, WWT intends to continue to provide customers with improved service through a wider distribution network and to expand its market share. WWT plans to incorporate subsidiaries in strategic locations throughout the world. WWT proposes to form strategic alliances with DP Computers' existing business partners to provide total IT solutions to its customers. The strategic alliances will enable customers to be provided with both hardware and software solutions to meet their business needs. WWT's overall objective is to offer personal computers, networking and software solutions.

MAJOR  SUPPLIERS

     WWT's major suppliers for memory chips include Micron Semiconductor Asia Pte Ltd, Singapore, and Hynix Semiconductor Asia Pte Ltd, Singapore. WWT's major suppliers for liquid crystal display panels include Samsung Asia Pte Ltd , Singapore, and NEC Singapore Pte Ltd. WWT's major supplier for software is Tech Pacific (S) Pte Ltd and WWT's major supplier for liquid crystal display monitors include GES International Ltd, Singapore. WWT annually purchases an aggregate of approximately US $8,000,000 of products from the above mentioned suppliers.

CUSTOMERS

     As of November1, 2001, WWT and DP Computers had an aggregate in excess of two hundred customers from three continents. DP Computer's customers who contributed in excess of 5% of DP Computers' sales over the last three fiscal years include: Luck Well Technologies Ltd., Ascent Technologies Ltd, Carton Technologies Ltd., Nextron Technologies Ltd, Vida Design Ltd and Micronix Technology Pte Ltd. The average income for WWT and DP Computers over the last three fiscal years came from the Asia Pacific Region (40%), Europe (30%) and the United States (30%). WWT believes that it will continue to experience sales growth in the Asia Pacific region.

EMPLOYEES

         As of November1, 2001, WWT had approximately 14 full time employees and DP Computers had approximately 75 full time employees. WWT has never experienced a work stoppage and it believes that its employee relations are good.

RAW  MATERIALS

     The raw materials required for DP Computers to manufacture its products are comprised of finished items such as graphic cards, motherboards, sound cards, memory modules, memory chips and printed circuit boards All of such materials are readily available from multiple sources of suppliers so that DP Computers does not rely on any one particular supplier.

TRADEMARKS

     On March 7, 1997, DP Computers was granted approval of its trade mark application in Singapore, for the registered trade mark (No. B7121/92) of "DP Computers Pte Ltd" as registered with the Singapore Registry of Trade Marks.

     DP Computers has registered the trademark of "NCL" in Singapore with the Singapore Registry of Trade Marks as of December 9, 1996 and in Brunei on May 14, 1997.

COMPETITION

     Liquid crystal display monitors - There are several competitors such as Hyundai, NEC, Phillips, and Fujitsu that offer products similar to WWT's liquid crystal display monitors. WWT competes in the industry by pricing its monitors on the lower end of the $380 (US) to $600 (US) price range for similar products.

     Memory modules - WWT's competitors in the memory module sector include Viking, Samsung, NCP and Kingston.

     Personal computers - There are many personal computer supplier with whom DP Computers competes with such as Dell, Hewlett Packard, Digitek, Fujitsu and Datamini. DP Computers believes that it has and will continue to build brand name recognition of its NCL product with a focus on customer service and quality products.

WWT  PROPERTIES

     WWT leases its principal executive office, located at Suite 2, 197 Adelaide Terrace East Perth, Western Australia, at an annual rent of A$20,900. The lease for WWT's executive office expires on February 15, 2002.

     WWT's Melbourne facilities are located at 3/14A Burwood Highway, Burwood East, Victoria 3151. The annual rent for such space is A$19,200. The lease for WWT's Melbourne office expires in February 2002.

     WWT's wholly owned subsidiary, DP Computers, is located at the DP Computers Building, 128 Joo Seng Road, Singapore 389634, at an annual rent of S$191,634. The lease expires in 2022.

     The facilities for Grace Business Appliance Limited, are located at Unit 502m 5th Floor, Shui Hing Centre, 13 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong. The annual rent for the leased premise is HK$123,360 and expires on July 31, 2002.

The  following  are  the  registered  addresses  for  WWT  subsidiaries:

WWT  Equity  Pty  Ltd, an Australian company         197 Adelaide Terrace,
                                                     Suite  2
                                                     East  Perth  Western  Australia  6004
                                                     Australia

WWT Holdings Pty Ltd, an Australian company          197 Adelaide Terrace, Suite 2
                                                     East  Perth  Western  Australia  6004
                                                     Australia

WWT  Technology  PVT  Limited,  an  India  company   c/o  Ms.  Jain  and Associates
                                                     SCO  819-820  Sector  22-A
                                                     Chandigarth  160  022  India

WWT Distribution (US) Limited, a California company  c/o Edmund R. Manwell
                                                     20  California  Street,  3rd  Floor
                                                     San  Fransisco,  California

WWTG  (Holland)  BV,  a  Netherlands  company        c/o  Loyens  &  Loeff
                                                     Weena  690
                                                     3012  CN  Rotterdam,  Netherlands

     WWT believes that its leased properties are adequate for its current and immediately foreseeable operating needs. WWT does not have any policies regarding investments in real estate, securities or other forms of property.

LEGAL  PROCEEDINGS

     There is no current outstanding litigation in which WWT is involved in other than routine litigation incidental to ongoing business.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     On June 30, 2000 WWT disposed of its motor vehicle business to Bondshaw Holdings Pty Ltd, for a total consideration of A$4,850,000. Bondshaw Holdings Pty Ltd is a company controlled by Mr. Paari Vell, a former director of WWT. This amount has been set off against loans of $7,362,530 previously provided by Bondshaw Holdings Pty Ltd to WWT. As part of this transaction, Bondshaw Holdings Pty Ltd has waived the balance of these loans in consideration for the grant of options to Bondshaw Holdings Pty Ltd and its nominees to purchase
10,000,000 shares of WWT at an exercise price of $.125 United States (A$.20). The balance of the loans waived by Bondshaw Holdings Pty Ltd amounts to $2,512,530.

     In 1999 WWT paid $71,750 in rent to a related corporation, Daifei Private Limited, of which Guo Bao Bai was a director. During fiscal 2000, WWT purchased inventory $342,454 United States (A$544,106) from DP Computers.

     As of June 30, 2000 a related corporation, Megaram Private Limited, held options to acquire 13,500,000 shares of common stock at $.075 (A$.12). The principals of Megaram Private limited were Guo Jin (Jack) Bai, Guo Bao Bai , and Guo Cai Bai.

     Guo Jin (Jack) Bai, WWT's director and chief executive officer, Mr. Guo Bao Bai , a director of DP Computers and Guo Cai Bai, the managing director of DP Computers are brothers.

         WWT MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with the knowledge that there is material change in the mode of operation of WWT due to restructure for the year ended 30 June, 2000 and the nine months ended march 31, 2001. For the year ended June 30th 2000, the main operation of WWT was in the manufacture of motor vehicles under OKA Motor Company Limited. The financial results for the nine months ending March 31, 2001 reflects the fully restructured WWT. WWT is an IT company that specialises in the manufacture of computer memory modules, PC assembly, LCD monitor assembly and computer component distributor. The restructured WWT is in no longer involved with the manufacture of motor vehicles and related to OKA Motor Company Limited.

FINANCIAL  RESULTS  ENDING  JUNE  30,  2000  -  OKA  MOTOR  COMPANY  LTD

WWT was involved in the manufacturing of motor vehicles and the revenues of the company is relatively low due to its infancy stage in developing new models for off-road vehicles. The cost of sales of US$667,733, that is marginally above the revenue for WWT of US$534,065 stemmed primarily from WWT failing to reach economies of scale in components purchase as well as optimization of operational efficiencies in the motor vehicles production process. The resulting loss of US$2,328,888 for the year ending June 30, 2000 and the depleting networth of OKA Motor Company Ltd has resulted in management's decision to divest the motor vehicles manufacturing operations and promptly restructure WWT into an IT concern.

Divestment  of  OKA  Motor  Company  Ltd

The divestment of OKA Motor Company Ltd took place at June 30, 2000 when the motor vehicle business assets and liabilities were transferred to Bondshaw Pty Ltd for a total consideration of US$2,892,000. The purchase price was off-set against the balance of the loan to WWT that had been previously advanced by Bondshaw Pty Ltd. The balance of the loan was US$1,543,924 at June 30, 2000. Bondshaw Holdings Pty Ltd agreed to waive the balance of the loan through the grant of 10 million WWT options from WWT.

The purpose of the divestment is to streamline WWT into a compact IT concern. WWT was re-structured into an integrated IT concern, through the acquisition of DP Computers Pte Ltd. (Singapore). Therefore, the financial results for nine months ending March 31, 2001 is a reflection of the performance of WWT as a computer technology company.

FINANCIAL RESULTS FOR NINE MONTHS ENDING MARCH 31, 2001 - WORLDWIDE TECHNOLOGY GROUP LTD

The sales revenue of WWT for the nine months of operations ending March 21, 2001 was US$34,415,712. 70% of the sales turnover stemmed from the core business of WWT, that is, the manufacturing of memory modules and the distribution of memory modules pre-dominantly in the Asian and South East Asian region. The balance of the 30% of the sales turnover arose from the assembling of "NCL" (house brand) LCD monitors and the distribution of main computer components. The bulk of the turnover sales of WWT is contributed by DP Computers Pte Ltd due to its established presence in Singapore and its network of regional wholesalers that WWT services. WWT operations in Singapore are profitable with gross margins ranging from 3% - 9% depending on the category of computer components that it manufactures and distribute. Over the reporting 9 months, the prices of memory chips, a critical component of memory module, has fallen by more than 50%. Despite the drastic drop in the prices of chips, the value of the sales turnover is relatively maintained compared to the previous reporting period under DP
Computers Pte Ltd. This reflects that the number of memory modules and chips that DP Computer Pte Ltd manufactures and distributes has in fact grown by more than 100%.

For the nine months ending March 31, 2001, the WWT reflected a loss of US$507,525. The loss is attributed to a provision of doubtful debt arising out of a single trade debtor amounting to US$ 442,854 from the Australian operations. There is a likelihood of recovery of some funds from that trade debtor and the matter is now handled by WWT's legal representative. The other contributing factor to the loss is the initial costs involved in listing WWT on the ASX and the acquisition of DP Computers Pte Ltd and Grace HK that approximates US$173,130. During the reporting period, the operations of the core business of WWT under DP Computers Pte Ltd, Singapore has been profitable. DP ComputersPte Ltd contributed to US$33,446,751 in sales turnover and US$390,303 in net profits.

The total assets of WWT amounts to US$26,427,000. Fixed assets comprising of DP Building in Singapore and specialised machineries involved in the memory modules manufacture contributed amounted to US$7,481,320 or 28% of total asset. Current assets amounting US$12.66 million, represented 47.9% of total assets that are mainly trade related debtors and stocks. Stock on hand contributed to about 14% of total assets. These stocks are high turnover computer components such as memory modules and memory chips.

The total liabilities of WWT was US$11,585,000 as at March 31, 2001. US$3.35 million or 29.7% of total liabilities stemmed from term loan relating to the purchase of DP Computer Building. The current valuation of the building is US$6.51 million at March 31, 2001. The majority of the other liabilities stemmed from trade related liabilities incurred from banks such as trust receipts. These trust receipts are fully supported by stocks in process of being manufactured/sold and trade receivables. These trade facilities are mainly obtained from leading banks in Singapore and the conduct of the accounts has been excellent with no incidence of past due trust receipts or over-due term loans.

As at the end of March 31, 2001, the shareholder's equity for WWT was US$14,378,999. The position of the networth of WWT is likely to be enhanced with the recovery of the global IT markets in the next 12 months. One of the current strategies of WWT is to established further distribution channels in the Asian Continent such as China to capitalize on the organic demand for PCs and other main computer peripherals such as memory modules and LCD monitors.

                              MANAGEMENT OF GALENA

     The following table sets forth certain information regarding the member of Galena's board of directors and Galena's executive officer:

     Name                Age      Position
     ----               ----      --------

     Eng  Choon  Peh     28       President,  Secretary  and  Director

     Galena's directors have been elected to serve until the next annual meeting of the stockholders of Galena and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification. Galena's certificate of incorporation provides that the number of directors to serve on the board of directors may be established, from time to time, by action of the board of directors. Vacancies in the existing board are filled by a majority vote of the remaining directors on the board. Galena's executive officers are appointed by and serve at the discretion of the board.

     ENG CHOON PEH has served as the President and Secretary of Galena since March 30, 2001. Mr. Peh presently serves as the President, director and sole shareholder of Janford International Ltd., a Hong Kong corporation. From 1998 to 2001, Mr. Peh served as finance manager of DP Computers Pte. Ltd., Singapore. From 1997 to 1998, Mr. Peh served as regional accountant for Mode Circle Holding Pte Ltd., Singapore. From 1996 to 1997, Mr. Peh served as an internal auditor for Hong Leong Finance Limited, Singapore. Mr. Peh received his Bachelor of Commerce degree in Accountancy from the University of Wollongong, Australia. Mr. Peh is an associate member of the Australian Society of Certified Practicing Accountants.

EXECUTIVE  COMPENSATION

     Mr. Peh has not received any cash compensation or cash bonus for services rendered as an officer or director of Galena.

INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS

      Galena is not aware of any material legal proceedings that have occurred within the past five years concerning its officers or directors which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

INDEMNIFICATION  OF  OFFICERS,  DIRECTORS,  EMPLOYEES  AND  AGENTS
     Galena's certificate of incorporation and by-laws provide that Galena shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify its directors, as well as any of Galena's officers or employees to whom Galena has agreed to grant indemnification.

     Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status a s directors and officers provided that this provision shall not eliminate or limit the liability of a director

- for breach of the director's duty of loyalty to the corporation or its stockholders;

-     for  acts  or  omissions  not  in  good faith or which involve intentional
misconduct  or  a    knowing  violation  of  law;

- under Section 174 (relating to the liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law; or

     -for any transaction from which the director derived an improper personal benefit.

     The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by laws, any agreement, vote of shareholder or otherwise.

     The effect of the foregoing is to require Galena to indemnify its officers and directors for any claim arising against such person in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to Galena's best interests, and, with respect to any criminal actions or proceedings, had no reasonable cause to believe his conduct was unlawful.

     Galena has adopted a charter provision that requires it to indemnify all of the present and former directors, officers, agents and employees of Galena to the fullest extent permitted by Delaware law. In connection with Galena's indemnification obligations to such persons, Galena may make advances to cover a person's expenses provided that Galena receives an undertaking from such person to repay the advances unless the person is ultimately determined to be entitled to indemnification.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO GALENA'S DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, GALENA HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION INDEMNIFICATION FOR SUCH LIABILITIES IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

                                MANAGEMENT OF WWT

     The following table sets forth certain information regarding the member of Galena's board of directors and Galena's executive officer:

     Name                     Age         Position
     ----                     ----        --------
     Steven  L.  Pynt          44          Chairman
     Guo  Jin  (Jack)  Bai     43          Director  and Chief Executive Officer
     Ryan  Teik  Liang  Goh    49          Director
     Dr.  Boon  Seng  Tan      35          Director

     The directors of WWT serve on an annual rotation basis as dictated by WWT's constitution. WWT's directors hold office until the next annual meeting of WWT shareholders or until their successors are duly elected and qualified. WWT's executive officers serve at the pleasure of the board of directors. Set forth below is a summary description of the principal occupation and business experience of each of WWT's directors and executive officers for at least the last five years.

     STEVEN L. PYNT has served as the Chairman of WWT since March 1995. After completing his law degree from the University of Western Australia in 1980, Mr. Pynt worked with a law firm for two and a half years before joining a major accounting firm where he worked as a tax consultant. Subsequently, Mr. Pynt established his own law firm, Pynt & Associates Solicitors, which later merged with a medium size Perth firm. Since 1997, Mr. Pynt has been a partner at the law firm of Healy Pynt, practicing primarily in commercial law. Mr. Pynt also completed an accounting degree and became an associate member of the Australian Society of Certified Practicing Accountants. Mr. Pynt also serves as a Deputy Chairman of the Commercial Tribunal in Western Australia. Mr. Pynt also serves as a director of Working Systems Solutions, Ltd and Gondwana Resources Ltd, both companies traded on the Australian Stock Exchange.

     GUO JIN (JACK) BAI has served as the Chief Executive Officer of WWT since August 1999. Since May 1991, Mr. Bai has also served as the executive director of DP Computers, a wholly owned subsidiary of WWT. Mr. Bai is a resident of Singapore. Mr. Bai serves on the board of directors of several privately held companies. Jack Guo Jin Bai, WWT's director and chief executive officer, Mr. Guo Bao Bai , a director of DP Computers and Guo Cai Bai, the managing director of DP Computers, are brothers.

     RYAN TEIK LIANG GOH has served as a Director of WWT since October 2000. Mr. Goh is a resident of Singapore. From June 2000 to the present, Mr. Goh has served as the general manager of DP Computers Pte Ltd, a wholly owned subsidiary of WWT. Mr. Goh has over 20 years experience in the finance and banking sector and from 1994 to 1999 was the manager of corporate banking for HL Bank, Singapore. Prior to his appointment as general manager of DP Computers Pte Ltd, he was a corporate and financial planner for for Global Energy (Asia) Pte, Ltd., an oil and shipping company. In 1978, Mr. Goh received a Bachelor of Science degree from the University Pertanian Malaysia. Mr. Goh serves on the board of directors of several privately held companies.

     DR. BOON SENG TAN has served as a director of WWT since June, 2001. From May 2000 through February 2001 Dr. Tan served as the chief executive officer of Knightsbridge Finance Pty Ltd, Perth Australia and from January 2000 through April 2000 he served as the general manager of Dawnsun Investments Pty, Ltd. From 1995 until present Dr. Tan has served as a director of Auto Impressions Pty Ltd, Perth Australia. From July 1999 until present Dr. Tan served as a director of Choice Car Hire Pty Ltd. Since 1997 Dr. Tan also tutored and lectured at Murdoch University, Perth Australia. Dr. Tan serves as a director for several other private Australian companies. Dr. Tan received his Doctor of Business Administration in 1999, his Masters of Business Administration in 1995 and his Bachelor of Commerce (accounting) in 1989 from Murdoch University.

EXECUTIVE  COMPENSATION

     Mr. Guo Jin (Jack) Bai has an employment agreement with DP Computers to serve as its executive director. Mr. Bai's employment agreement entitles him to receive annual compensation of S$120,000 for his services to DP Computers.

INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS

      WWT is not aware of any material legal proceedings that have occurred within the past five years concerning its officers or director which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

PROPOSED  DIRECTORS

     If and when Galena acquires a minimum of 70% of the outstanding shares of WWT, Galena intends to invite either or both of Mr. Jack Bai and Mr. Ryan Goh to become directors of Galena.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the date of this prospectus regarding the beneficial ownership of Galena's common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to the exercise of warrants or options held by the named security holder.

                                      -45-

                                Number  of
                          Shares  of  common  stock        Percent  of  shares  of
Name  and  address          beneficially  owned               class  owned  (1)
------------------          -------------------               -----------------
Janford  International  Ltd(2)     6,500,000                    96.3%
128  Joo  Seng  Road
#03-00  Singapore  368356

Eng  Choon  Peh  (2)               6,500,000                    96.3%
President
128  Joo  Seng  Road
#03-00  Singapore  368356

All  Officers  and  Directors      6,500,000                    96.3%
as  a  group  (2  persons)

(1) Based upon 6,750,000 shares of Galena common stock issued and outstanding as of November1, 2001 and does not give effect to the issuance of shares in the exchange offer described in this prospectus. There are no options or warrants which are exercisable within 60 days of the date of this report.

(2) Patrick Peh, the president and sole director of Galena, is an officer and director of Janford International Ltd and is deemed to be the beneficial shareholder of the shares of Galena common stock held by Janford International Ltd.

    The following table sets forth, as of November 1, 2001, based on information provided to Galena by WWT, the number and percentage of outstanding shares of WWT common stock owned by each person known by WWT to beneficially own more than 5% of their stock; each director of WWT; each executive officer of WWT required to be disclosed; and all executive officers and directors of WWT as a group. All references to $ in the footnotes below refer to the Australian Dollar value.


                              Number  of
                         Shares  of  common  stock          Percent  of  shares  of
Name  and  address          beneficially  owned               class  owned  (1)
------------------          -------------------               -----------------
Steven  Pynt                        508,000(2)                    (*)
Chairman
24  Tyron  Street
Nedlands,  Western  Australia

Guo  Jin  Jack                   43,566,734(3)                    12.5%
Chief  Executive  Officer
8  Olive  Road
Singapore  298253

Ryan  Teik  Liang  Goh            1,400,000(4)                    (*)
Director
22  Bayshore  Rd  #01-06
Singapore  469970

Paari  Vell                      15,949,649(5)                    4.96%
19  Lengkongan  Vethavanam
Jalan  Ipoh,  Kuala  Lumpur

Dr.  Boon  Seng  Tan                 25,633(6)                    (*)
Director
5  Forest  Walk
Kardinya
Western  Australia  6163

Sok  Guek  Lucy  Tan             35,033,362(7)                    10.21%
16  Marymount  Terrace
Singapore  876363

Guo  Bao  Bai                    36,566,734(8)                     10.6%
No.  4  Corporation  Rise
Singapore  618318

Guo  Cai  Bai                    34,498,194(9)                    10.35%
8  Olive  Road
Singapore  298253


All  officers  and  directors   45,500,367(10)                      9.9%
as  a  group  (four  persons)
________________

(*) Represents less than 1% of the shares of common stock outstanding.

(1) Based upon 313,276,013 shares of WWT common stock issued and outstanding as of November1, 2001.

(2) Includes options to purchase 500,000 shares of WWT common stock exercisable at $.20 per share and includes 8,000 shares of common stock issued to Beachtown Holdings Pty Ltd. a family trust of which Mr. Steven Pynt is the trustee and which is beneficially owned by Mr. Pynt.

(3) Includes options to purchase 20,000,000 shares of WWT common stock held by Mr. Bai and includes options to purchase 13,500,000 shares of WWT common stock held by Megaram Pte, Ltd. of which Mr. Bai is a principal.

(4) Includes 500,000 shares of common stock issued to Mr. Goh, 200,000 shares of common stock issued to Rosemary Mei Ling Goh, Mr. Goh's wife, options to purchase 500,000 shares of WWT common stock exercisable at $.20 per share issued to Mr. Goh and options to purchase 200,000 shares of WWT common stock exercisable at $.20 per share issued to Mr. Goh's wife.

(5) Includes 6,535,686 shares of WWT common stock and includes options to purchase 7,930,000 shares of WWT common stock exercisable at $.20 per share. Mr. Vell is a former director of WWT.

(6) Such shares are held in the name of Choice Car Hire Pty Ltd, an Australian company, of which Dr. Tan is a director.

(7)     Includes  options  to  purchase  29,800,028  shares of WWT common stock.

(8)     Includes  options  to  purchase  22,000,000  shares of WWT common stock.

(9)     Includes  options  to  purchase  20,000,000  shares of WWT common stock.

(10) Includes options to purchase an aggregate of 34,700,000 shares of WWT common stock.

                                  LEGAL MATTERS

Legal  Proceedings

     Galena is not a party to any litigation and management has no knowledge of any threatened or pending litigation against it.

Legal  Opinion

     Cassidy & Associates, Washington, D.C., has provided an opinion letter regarding the validity of the shares of Galena offered by this prospectus.

     James M. Cassidy, a principal of Cassidy & Associates, is an officer and director and controlling shareholder of TPG Capital Corporation, which owns 250,000 shares of Galena's common stock.

                                     EXPERTS

     The audited financial statements for the period ended December 31, 2000 included in this prospectus have been so included in reliance on the report of Weinberg & Company, P.A., independent accountants, given on the authority of such firm as experts in auditing and accounting. The audited financial statements for the period ended June 30, 1999 and 2000 included in this prospectus have been so included in reliance on the report of Weinberg & Company, P.A., independent accountants, given on the authority of such firm as experts in auditing and accounting.




                              FINANCIALS STATEMENTS


                         WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2000

                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES



                                    CONTENTS
                                    --------


INDEPENDENT AUDITORS' REPORT

CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2000

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSICE LOSS
FOR THE YEARS ENDED JUNE 30, 2000 AND 1999

CONSOLIDATED STATEMENT OF CHANGES IN
STOCKHOLDERS' EQUITY FOR THE YEARS ENDED
JUNE 30, 2000 AND 1999

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR
THE YEARS ENDED JUNE 30, 2000 AND 1999

NOTES TO FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


To  the  Board  of  Directors  of:
Worldwide  Technology  Group,  Ltd.  and  Subsidiaries

We have audited the accompanying consolidated balance sheet of Worldwide Technology Group, Ltd. and subsidiaries as of June 30, 2000 and the related consolidated statements of operations, and comprehensive changes in stockholders' equity, and cash flows for the years ended June 30, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Worldwide Technology Group, Ltd. and subsidiaries as of June 30, 2000 and the results of their operations and their cash flows for years ended June 30, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.



WEINBERG  &  COMPANY,  P.A.


Los  Angeles,  CA
June  30,  2001

                          WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                          AS OF JUNE 30, 2000 AND 1999


                                        ASSETS
                                        ------
                                                               2000          1999
                                                          -------------  ------------
CURRENT ASSETS
Cash and cash equivalents                                  $    39,793   $    12,393
Accounts receivable, net                                       149,055       150,396
Inventory                                                       52,252       677,886
Escrow receivable (See contra)                               3,498,477           159
                                                          -------------  ------------
   Total Current Assets                                      3,739,577       840,834

PROPERTY AND EQUIPMENT, NET                                     71,178       310,652
                                                          -------------  ------------
OTHER ASSETS                                                       645     9,597,730
                                                          -------------  ------------
TOTAL ASSETS                                               $ 3,811,400   $10,749,216
--------------                                            =============  ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY
                   --------------------------------------

CURRENT LIABILITIES
Accounts payable                                           $    65,684   $   746,283
Due to licensor (See contra)                                 3,498,477             -
Note payable - current portion                                   4,297       146,837
                                                          -------------  ------------
   Total Current Liabilities                                 3,568,458       893,120
                                                          -------------  ------------

LONG-TERM LIABILITIES
joint venture liability                                              -     3,562,644
Note payable - long term portion                                15,760     4,667,215
                                                          -------------  ------------
   Total Long Term Liabilities                                  15,760     8,229,859
                                                          -------------  ------------
TOTAL LIABILITIES                                            3,584,218     9,122,979
                                                          -------------  ------------
STOCKHOLDERS' EQUITY
Common stock no par value, 68,321,250 shares authorized,
 issued and outstanding                                      3,854,882     2,820,836
Accumulated deficit                                         (3,639,156)   (1,310,268)
Accumulated other comprehensive income                          11,456       115,669
                                                          -------------  ------------
Total Stockholders' Equity                                     227,182     1,626,237
                                                          -------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 3,811,400   $10,749,216
-------------------------------------------               =============  ============

                See accompanying notes to financial statements.

                          WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
          CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
                   FOR THE YEARS ENDED JUNE 30, 2000 AND 1999
                 ----------------------------------------------





                                                                                          2000          1999
                                                                                    -------------  ---------------
SALES                                                                                 $   534,065   $         -

COST OF SALES                                                                             667,733             -
                                                                                    -------------  ---------------
GROSS (LOSS)                                                                             (133,668)            -

OPERATING EXPENSES
General and administrative expenses                                                       625,196             -
                                                                                    -------------  ---------------
Total Operating Expenses                                                                  625,196             -
                                                                                    -------------  ---------------
LOSS FROM OPERATIONS                                                                     (758,864)            -
                                                                                    -------------  ---------------
OTHER INCOME (EXPENSE)
Interest income                                                                           270,735       207,737
Interest expense                                                                         (201,314)     (555,979)
Other, net                                                                               (395,854)      (14,479)
                                                                                    -------------  ---------------
Total Other Expense                                                                      (326,433)     (362,721)
                                                                                    -------------  ---------------
Loss from continuing operations before discontinued operations and
 extinguishment of debt                                                                (1,085,297)     (362,721)

DISCONTINUED OPERATIONS
  Loss from disposal of automotive segment                                             (2,980,726)     (904,930)
                                                                                    -------------  ---------------
LOSS BEFORE EXTRAORDINARY ITEM                                                         (4,066,023)   (1,267,651)

EXTRAORDINARY ITEM
Gain on extinguishment of debt, net of tax                                              1,146,511             -
Utilization of income tax credit                                                          590,624             -
                                                                                    -------------  ---------------
NET LOSS                                                                               (2,328,888)   (1,267,651)

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Foreign currency translation adjustment                                                   (104,213)      115,669
                                                                                    -------------  ---------------
COMPREHENSIVE LOSS                                                                    $(2,433,101)  $(1,151,982)
--------------------                                                                ==============  ==============

Earnings (loss) per common share:
Loss from continuing operations                                                       $      (.02)  $      (.03)
Loss from discontinued operations                                                            (.05)            -
Extraordinary gain on extinguishment of debt                                                  .03             -
                                                                                    -------------  ---------------
Net loss per share - basic and diluted                                                $     (0.04)  $     (0.03)
                                                                                    =============  ===============
Weighted average number of shares outstanding during the period - basic and diluted    56,485,634    41,321,250
                                                                                    =============  ===============

                See accompanying notes to consolidated financial statements.

                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                   FOR THE YEARS ENDED JUNE 30, 2000 AND 1999
                   ------------------------------------------

                                         Common Stock                      Accumulated
                                                                             other
                                                           Accumulated   Comprehensive
                                     Shares      Amount      Deficit        Income         Total
                                  ----------  ----------   -----------    ---------  ------------
Balance July 1, 1998               41,321,250  $2,820,836  $   (42,617)  $       -   $ 2,778,219

Other comprehensive income                  -           -            -     115,669       115,669

Net loss, 1999                              -           -   (1,267,651)          -    (1,267,651)
                                                                                     ------------
Total comprehensive loss                    -           -            -           -    (1,151,982)
                                   ----------  ----------  ------------  ----------  ------------
Balance June 30, 1999              41,321,250   2,820,836   (1,310,268)    115,669     1,626,237


Issuance of common stock for cash  27,000,000   1,034,046            -           -     1,034,046

Other comprehensive income                  -           -            -    (104,213)     (104,213)

Net loss, 2000                              -           -   (2,328,888)          -    (2,328,888)
                                                                                     -------------
Total comprehensive loss                    -           -            -           -    (2,433,101)
                                   ----------  ----------  ------------  ----------  -------------
BALANCE, JUNE 30, 2000             68,321,250  $3,854,882  $(3,639,156)  $  11,456   $   227,182
-----------------------            ==========  ==========  ============  ==========  =============

    See accompanying notes to consolidated financial statements.

                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 2000 AND 1999
                 ----------------------------------------------

                                                                                 2000          1999
                                                                             ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                     $(2,328,888)   (1,267,651)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization                                                    727,962       709,344
Interest expense                                                                 192,635       346,402
Loss on sale of segment                                                        2,980,726             -
Gain on extinguishment of debt                                                (1,146,511)            -
Utilization of tax benefit                                                      (590,624)            -
Reserve for bad debt                                                              91,783       (79,951)
Other                                                                            149,498       367,137
Changes in assets and liabilities:
 (Increase) decrease in accounts receivable                                     (258,679)      190,976
 (Increase) decrease in inventory                                                 (7,293)      185,353
 Decrease in prepayments                                                             146        22,670
 (Decrease) Increase in accounts payable and accrued liabilities                (395,418)     (624,541)
                                                                             ------------  ------------
 Net Cash Used In Operating Activities                                          (584,663)     (150,261)
                                                                             ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment                                        (83,813)      (20,264)
Proceeds from sale of property, plant and equipment                               28,021         7,280
Escrow monies placed on deposit                                                 (255,062)     (219,009)
                                                                             ------------  ------------
  Net Cash Used In Investing Activities                                         (310,854)     (231,993)
                                                                             ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares                                               1,034,046             -
Proceeds from borrowings                                                         103,042       387,114
Repayments of borrowings                                                        (109,958)     (108,745)
                                                                             ------------  ------------
  Net Cash Provided By Financing Activities                                    1,027,130       278,369
                                                                             ------------  ------------

INCREASE (DECREASE) CASH AND CASH EQUIVALENTS
PRIOR TO EFFECT OF FOREIGN CURRENCY TRANSLATION                                  131,613      (103,885)

FOREIGN CURRENCY TRANSLATION                                                    (104,213)      115,669
                                                                             ------------  ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                         27,400        11,784

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                   12,393           609
                                                                             ------------  ------------
CASH AND CASH EQUIVALENTS - END OF PERIOD                                    $    39,793        12,393
-----------------------------------------                                    ============  ============

Cash paid during the year for:
Interest                                                                     $     2,052   $    22,827
                                                                             ===========   ============
Income taxes                                                                 $         -   $         -
                                                                             ============  ============

    See accompanying notes to consolidated financial statements.

                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2000
                 ----------------------------------------------



NOTE  1     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
-------     ----------------------------------------------

(A)  ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS
-------------------------------------------------

The Company was incorporated under the Companies Code (Western Australian) in August 1985 as Framont Holding Party, Ltd. and subsequently changed its name to OKA Motor Company Limited. On December 13, 1999 the Company changed its name to Worldwide Technology Group Limited ("WWT"). Prior to December 1999, the Company engaged in the business of developing technology for the manufacture of motor vehicles primarily under the "OKA" brand name used in tourism and mining activities. The Company built and developed motor vehicles with computer-aided design systems on automotive style assembly lines. On June 30, 2000, "WWT" disposed of its motor vehicle business and entered into the computer business by signing an exclusive agency agreement to distribute LCD desktop personal computers and peripherals.

As  of  June  30,  2000,  the  Company has two subsidiaries, which are inactive.

(B)  PRINCIPLES  OF  CONSOLIDATION
----------------------------------

The consolidated financial statements include the accounts of the Company and its two wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

(C)  USE  OF  ESTIMATES
-----------------------

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(D)  CASH  AND  CASH  EQUIVALENTS
---------------------------------

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

(E)  INVENTORIES
----------------

Inventories are stated at the lower of cost or market. Cost is determined by the average cost method.

                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2000
                 ----------------------------------------------

(F)  PROPERTY  AND  EQUIPMENT
-----------------------------

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets from five to fifty years.

(G)  INCOME  TAXES
------------------

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No. 109"). Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(H)  STOCK  OPTIONS
-------------------

In accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123") the Company has elected to account for Stock Options issued to employees under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25") and related interpretations.

(I)  REVENUE  RECOGNITION
-------------------------

The Company recognizes revenues when services are rendered or goods are shipped net of returns, trade allowances and duties and taxes paid.

(J)  PER  SHARE  DATA
---------------------

Basic net income per common share is computed based on the weighted average common shares outstanding during the year as defined by Statement of Financial Accounting Standards, No. 128, "Earnings Per Share" ("SFAS 128"). Diluted net income per common share is computed based on the weighted average common shares and common stock equivalents outstanding during the year as defined by SFAS 128. For 2000 and 1999, the effect of the assumed exercise of stock options was not utilized in the computation of diluted earnings per share since the effect was antidilutive.

                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2000
                 ----------------------------------------------


(K)  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
--------------------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

The carrying amounts of the Company's financial instruments, including accounts receivable, accounts payable, and accrued liabilities approximates fair value.

(L)  LONG  LIVED  ASSETS
------------------------

During 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the impairment of Long-lived Assets to be Disposed Of" ("SFAS 121"), was issued. SFAS 121 requires the Company to review long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amounts, their carrying amounts are reduced to fair value and impairment loss recognized.

(M)  FOREIGN  CURRENCY  TRANSLATION
-----------------------------------

Translation of Australian currency - The accounts of the Company's Australian balances are translated in accordance with Statement of Financial Accounting Standards No. 52, which requires that foreign currency assets and liabilities be translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rate prevailing throughout the period. The effects of unrealized exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as the cumulative translation adjustment in shareholders' equity. Realized gains and losses from foreign currency transactions are included in net earnings or the period. Fluctuations arising from inter- company transactions that are of a long term in nature are accumulated as cumulative translation adjustments.

(N)  RECENT  ACCOUNTING  PRONOUNCEMENTS
---------------------------------------

The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by Statements No 137 and 138, establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000. The Company believes that its adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2000
                 ----------------------------------------------


NOTE  2     ACCOUNTS  RECEIVABLE
-------     --------------------

Accounts receivable were $149,055 at June 30, 2000. The Company considers these amounts fully collectable. Accordingly, no allowance for doubtful accounts is considered necessary.

NOTE  3     INVENTORY
-------     ---------

Inventory  of  $52,252  at  June  30,  2000  consisted  of  finished  goods.

NOTE  4     PROPERTY  AND  EQUIPMENT
-------     ------------------------

Property  and  equipment  at  June  30,  2000  consisted  of  the  following:

        Vehicles                   $    21,501
        Office equipment                31,420
        Furniture and fixtures          14,267
        Leasehold improvements           3,990
        Accumulated depreciation             -
                                  -------------
                                   $     71,178
                                  =============

Total depreciation expense for the period ended June 30, 2000 and 1999 was $11,760 and $8,907, respectively. The Company's assets as of June 30, 2000 were acquired at the end of June 2000. All assets previously held prior to these acquisitions were disposed of with the motor vehicle segment.

NOTE  5     INTANGIBLES
-------     -----------

Intangibles consisted of plans and designs and development expenditures relating to the automotive division. These intangibles were being amortized over a period not exceeding twenty years. At June 30, 2000, the balance of the intangibles was written off as part of discontinued operations.

NOTE  6     ESCROW  RECEIVABLE
-------     ------------------

In June 1994, "WWT" entered into a research and development syndication (joint venture) for the development and exploration of designated technology relating to the automotive division. As part of the syndication, a license for certain existing technology was granted for which $2,353,500 United
States ($3,208,373 Australian) was received by an escrow agent and placed as restricted deposits including interest earned. On June 30, 2000 the Company sold its interest in the joint venture. As of June 30, 2000, amounts in escrow under this agreement amounted to $3,498,477 United States ($5,806,600 Australian) and a corresponding liability for payment to the licensor and are reflected in the balance sheet (See Note 13).

                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2000
                 ----------------------------------------------

NOTE  7     RELATED  PARTY  TRANSACTIONS
-------     ----------------------------

The Company paid $71,750 in rent to a related corporation in fiscal 1999. During fiscal 2000, the Company purchased inventory $342,454 United States ($544,106 Australian) from a related corporation. The Company had a loan payable to a related party of $2,892,000 United States ($4,800,000 Australian) during fiscal 2000, which was settled in connection with the disposal of the motor vehicle operation to this related party (See Note 13). As a result of this sale the Company also granted said related party an option to acquire
10,000,000 shares of common stock at $.125 United States ($.20 Australian).

As of June 30, 2000 another related corporation held options to acquire 13,500,000 shares of common stock at $.075 United States
($.12  Australian). (See Note 11(B))

NOTE  8     NOTE  PAYABLE
-------     -------------

The  following  schedule  reflects  the  note  payable  at  June  30:


                                                        United States          Australia
                                                       ---------------      ---------------
Note  payable,  8.96% per annum accrued interest and
principal, due February 28, 2005, monthly payments
of $358 United States ($594 Australian)                 $     20,057        $     33,294
Less current portion                                           4,297               7,134
                                                       ---------------      ---------------
                                                        $     15,760        $     26,160

NOTE  9     INCOME  TAXES
-------     -------------

At June 30, 2000, the Company had net operating loss carryforwards of approximately $2,917,953 for income tax purposes, available to offset future taxable income expiring on various dates through 2020. The net operating loss created a deferred tax asset of approximately $992,000. This tax asset has been fully reserved through a valuation allowance due to the uncertainty of future operations generating income to realize such deferred tax asset.

NOTE  10     COMMITMENTS  AND  CONTINGENCIES
--------     -------------------------------

OPERATING  LEASE  AGREEMENTS
----------------------------

The Company entered into a two year operating lease in Perth, Western Australia which calls for annual payments of $13,164 United States ($20,916 Australian) as of June 30, 2000. Minimum lease payments for the next two years are as follows:

                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2000
                 ----------------------------------------------



                              YEAR          AMOUNT
                              ----          ======

                             2001       $     13,164
                             2002              9,873
                                       --------------
                    Total               $     23,037
                                       ===============

NOTE  11     STOCKHOLDERS'  EQUITY
--------     ---------------------

(A)  AUTHORIZED  COMMON  SHARES
-------------------------------

Under the Corporations Law Act in Australia only issued shares are authorized. The Company has 68,321,250 shares authorized and issued as of June 30, 2000. As a result of amendments to the Company Law Review Act in Australia, as of July 18, 1998 there is no longer the "par value" concept in use, therefore, all shares are no par value.

(B)  STOCK  OPTIONS
-------------------

On December 8, 1999, the Company issued 27,000,000 shares of common stock. As part of this transaction options for 13,500,000 shares of common stock were issued at an exercise price of $.075 United States ($.12 Australian) exercisable on or before December 31, 2001.

Pursuant to the sale of the motor vehicle segment options to purchase 10,000,000 shares of common stock at $.125 United States ($.20 Australian) on or before December 31, 2002 were issued.

(C)  CAPITAL  IN  EXCESS  OF  PAR
---------------------------------

As a result of amendments to the Company Law Review Act 1998, as of July 1, 1998 there is no longer the "par value" concept and consequently there is no paid in capital in excess of par.

NOTE  12     SUBSEQUENT  EVENTS
--------     ------------------

The Company entered into a memorandum of understanding with a private Singapore corporation to focus on the distribution of computer memory modules and peripherals in South Korea.

On July 27, 2000, the Company acquired 100% of the outstanding stock of DP Computers Ltd., a Singapore company which manufactures memory modules and designs and assembles LCD (liquid crystal display) monitors and personal computers under the brand name "NCL".

During December 2000, the Company, in an Australian public placement, issued 2,602,500 shares at $.125 United States ($.20 Australian) per share.

                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2000
                 ----------------------------------------------

The Company entered into a memorandum of understanding with a private Hong Kong corporation ("HK") to acquire a majority interest in the company. This company manufactures computer memory modules on a contract basis. HK clients are in Hong Kong and China. On March 23, 2001, the Company acquired HK through the issuance of 2,524,765 shares of common stock.

The Company raised $731,454 United States $1,255,500 (Australian) through a share placement of 6,277,500 shares of common stock at $.125 United States ($.20 Australian). As part of this transaction options for 6,227,500 shares of common stock were issued. The options are exercisable at $.125 United States ($.20 each Australian) on or before December 31, 2001.

NOTE  13     BUSINESS  SEGMENTS
--------     ------------------

The operations of the Company were divided into two segments, computers and motor vehicles. The computer segment includes the sale of LCD desktop personal computers and peripherals. The motor vehicle segment includes the manufacturing and sale of motor vehicles used in the tourism and mining industry. No allocation of general corporate expenses has been allocated between the segments. All inter-company transactions have been eliminated. Financial information by business segment follows:



                           2000                             1999
                           (000's)                         (000's)
                 Motor                           Motor
                 Vehicle   Computer    Total     Vehicle   Computer    Total
               ---------  ----------  --------  ---------  ---------  --------
Revenues        $      -   $     534  $   534   $      -   $       -  $     -

Operating loss  $      -   $     758  $   758   $      -   $       -  $     -

Depreciation    $      9   $       -  $     9   $     12   $       -  $    12

Segment assets  $  3,741   $      70  $ 3,811   $ 10,749   $       -  $10,749

Loss from
Discontinued
 operations     $ (2,981)  $       -  $(2,981)  $   (905)  $       -  $  (905)




As of June 30, 2000, the Company disposed of its motor vehicle segment to a related party. As a result of this transaction, the Company extinguished debt relating to this Australian segment and recognized a gain on extinguishment of $1,146,511 United States ($1,821,600 Australian) net of $590,624 United States ($938,400 Australian) of income taxes. The motor vehicle segment was involved in producing vehicles for the tourism and mining industries. At June 30, 2000 there was an escrow receivable with a corresponding liability to the licensor which was settled subsequent to year-end.

                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2000
                 ----------------------------------------------

NOTE  14     RISK  AND  UNCERTAINTIES
--------     ------------------------

The Company recently sold its automotive division where it had experienced substantial losses. The future plans of the Company include the entry into the computer business initiated by the acquisition of DP Computers Ltd. The computer industry is highly competitive and there is no assurance that the Company will be profitable. Realization of the Company's future plans is dependant upon the Company's ability to meet its future financing requirements, and the success of future operations.

                         WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2001


                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2001
                        ----------------------------------
                               (UNAUDITED)


                                            ASSETS
                                            ------


CURRENT ASSETS
Cash and cash equivalents                                                         $    34,568
Accounts receivable, net                                                            4,882,955
Inventory                                                                           3,879,483
Other current assets                                                                3,863,718
                                                                                --------------
  Total Current Assets                                                             12,660,724
                                                                                --------------
PROPERTY AND EQUIPMENT, NET                                                        10,501,532
                                                                                --------------
OTHER ASSETS                                                                        3,264,789
                                                                                --------------
TOTAL ASSETS                                                                      $26,427,045
------------                                                                    ==============

CURRENT LIABILITIES
Accounts payable
    $ 1,127,278
Loan payable - bank                                                                 9,034,783
Other accrued liabilities                                                             176,635
Due to related parties                                                              1,246,942
                                                                                 -------------
  Total Current Liabilities                                                        11,585,638
                                                                                 -------------

LONG-TERM LIABILITIES
Loan payable bank - long term portion                                                 180,048
                                                                                --------------
  Total Liabilities                                                                11,765,686
                                                                                --------------
MINORITY INTEREST                                                                     282,360

STOCKHOLDERS' EQUITY
Common stock no par value, 313,276,013 shares authorized, issued and outstanding   20,384,588
Accumulated deficit                                                                (4,146,681)
Accumulated other comprehensive income                                             (1,858,908)
                                                                                --------------
  Total Stockholders' Equity                                                       14,378,999
                                                                                --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------                                        $26,427,045
                                                                                ==============

          See accompanying notes to consolidated financial statements.

                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                                AND SUBSIDIARIES
                    CONSOLIDATED STATEMENT OF OPERATIONS
                              --------------------
                                   (UNAUDITED)


                       For the Three   For the Three    For the Nine     For the Nine
                       Months Ended     Months Ended    Months Ended     Months Ended
                         March 30,        March 30,       March 30,        March 30,
                            2001           2000               2001            2000
                        ------------  ----------         ------------    ------------
NET SALES               $29,014,112   $ 112,036          $34,415,712     $   317,442

COST OF SALES            27,232,627     105,669           31,553,377         257,129
                      -------------   -----------      -------------   --------------
GROSS MARGINS             1,781,485       6,367           2,862,335           60,313

OPERATING EXPENSES        2,673,672     257,186           3,911,665        1,012,545
                      -------------   -----------      -------------   --------------
Operating loss             (892,187)   (250,819      )   (1,049,330)        (952,232)

Loss from discontinued
 operations                       -    (416,454)                 -          (746,720)

Other income                499,395     107,627             541,805          114,836
                      -------------   -----------      -------------   --------------
NET LOSS                $  (392,792)  $(559,646)        $  (507,525)    $  (1,584,116)
--------              ==============  ============      =============   ===============


          See accompanying notes to consolidated financial statements.

                        WORLDWIDE TECHNOLOGY GROUP, LTD.
                               AND SUBSIDIARIES
                    CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2001
                              --------------------
                                   (UNAUDITED)



                                                                               2001          2000
                                                                             -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Receipts from customers                                                    $ 49,437,610      396,256
Payments to suppliers and employees                                         (45,432,266)    (885,369)
Interest received                                                                11,837      194,784
Interest and other cost of finance paid                                         (18,468)      (1,898)
Income tax paid                                                                (218,682)           -
                                                                           -------------  -----------
  Net Cash (Used In) Provided By Operating Activities                         3,780,031     (296,227)
                                                                           -------------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment                                    (1,240,052)     (44,679)
Purchase of investment                                                         (271,438)      29,875
Escrow monies placed on deposit                                                       -     (192,595)
Advances to controlled entities                                              (1,041,342)    (235,025)
                                                                           -------------  -----------
  Net Cash Used In Investing Activities                                      (2,552,832)    (442,424)
                                                                           -------------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares                                                902,887    1,040,639
Proceeds from borrowings                                                      2,208,950       61,682
Repayments of borrowings                                                     (4,336,347)     (85,965)
                                                                           -------------  -----------
  Net Cash (Used In) Provided By Financing Activities                        (1,224,510)   1,016,356
                                                                           -------------  -----------

CASH AND CASH EQUIVALENTS PRIOR TO EFFECT OF FOREIGN CURRENCY TRANSLATION         2,689      277,705

FOREIGN CURRENCY TRANSLATION                                                     (7,914)           -
                                                                           -------------  -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                        (5,225)     277,705

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                  39,793        7,285
                                                                           -------------  -----------
CASH AND CASH EQUIVALENTS - END OF PERIOD                                  $     34,568   $  284,990
------------------------------------------                                  ============  ============

          See accompanying notes to consolidated financial statements.

  GALENA  ACQUISITION  CORPORATION
                       (A  DEVELOPMENT  STAGE  COMPANY)
                           FINANCIAL  STATEMENTS
                         AS  OF  DECEMBER  31,  2000

                     GALENA  ACQUISITION  CORPORATION
                      (A  DEVELOPMENT  STAGE  COMPANY)


                                CONTENTS


        INDEPENDENT  AUDITORS'  REPORT

        BALANCE  SHEET  AS  OF  DECEMBER  31,  2000

        STATEMENTS  OF  OPERATIONS  FOR  THE  YEAR
        ENDED  DECEMBER  31,  2000  AND  FOR  THE  PERIOD
        FROM  MARCH  24,  1999  (INCEPTION)  TO  DECEMBER  31, 2000

        STATEMENT  OF  CHANGES  IN  STOCKHOLDER'S  EQUITY  FOR
        THE  PERIOD  FROM  MARCH  24,  1999  (INCEPTION)  TO
        DECEMBER  31,  2000

        STATEMENTS  OF  CASH  FLOWS  FOR  THE  YEAR  ENDED
        DECEMBER  31,  2000  AND  FOR  THE  PERIOD  FROM
        MARCH  24,  1999  (INCEPTION)  TO  DECEMBER  31,  2000

        NOTES  TO  FINANCIAL  STATEMENTS AS OF DECEMBER 31, 2000

                        INDEPENDENT  AUDITORS'  REPORT

To  the  Board  of  Directors  of:
GALENA  ACQUISITION  Corporation
(A  Development  Stage  Company)

We have audited the accompanying balance sheet of GALENA ACQUISITION Corporation (a development stage company) as of December 31, 2000 and the related statements of operations, changes in stockholder's equity and cash flows for the year ended December 31, 2000 and for the period from March 24, 1999 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of GALENA
ACQUISITION Corporation (a development stage company) as of December 31, 2000, and the results of its operations and its cash flows for the year then ended and for the period from March 24, 1999 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States.

                                WEINBERG  &  COMPANY,  P.A.

Boca  Raton,  Florida
February  15,  2001O

                         GALENA  ACQUISITION  CORPORATION
                         (A  DEVELOPMENT  STAGE  COMPANY)
                                BALANCE  SHEET
                          AS  OF  DECEMBER  31,  2000


                                  ASSETS

         Cash                                         $    500

         TOTAL  ASSETS                                $    500


                      LIABILITIES  AND  STOCKHOLDER'S  EQUITY

         LIABILITIES                                  $      -

         STOCKHOLDER'S  EQUITY

        Preferred  Stock,  $.0001  par  value,
         20,000,000  shares  authorized,  none
         issued  and  outstanding                            -
        Common  Stock,  $.0001  par  value,
         100,000,000  shares  authorized,
         5,000,000  issued  and  outstanding               500
        Additional  paid-in  capital                       535
        Deficit  accumulated  during  development  stage  (535)

        Total  Stockholder's  Equity                       500

        TOTAL  LIABILITIES  AND  STOCKHOLDER'S  EQUITY  $  500


See  accompanying  notes  to  financial  statements.

                      GALENA  ACQUISITION  CORPORATION
                       (A  DEVELOPMENT  STAGE  COMPANY)
                          STATEMENTS  OF  OPERATIONS

                                                           March  24,  1999
                                   For  the  Year  Ended   (Inception)  to
                                   December  31,  2000    December  31,  2000

        Income                        $   -                $      -

        Expenses
          Organization  expense           -                     535

            Total  expenses               -                     535

        NET  LOSS                      $  -                 $  (535)


See  accompanying  notes  to  financial  statements.

                        GALENA  ACQUISITION  CORPORATION
                         (A  DEVELOPMENT  STAGE  COMPANY)
                 STATEMENT  OF  CHANGES  IN  STOCKHOLDER'S  EQUITY
                 FOR  THE  PERIOD  FROM  MARCH  24,  1999  (INCEPTION)
                             TO  DECEMBER  31,  2000

                                                         Deficit
                                                         Accumulated
                                             Additional  During
                     Common  Stock  Issued     Paid-In     Development
                     Shares      Amount      Capital     Stage        Total

Common  Stock
  Issuance           5,000,000    $  500      $  -       $  -         $ 500

Fair  value  of
expenses  contributed      -           -        535         -           535

Net  loss  for  the
  years  ended:
December  31,  1999        -           -          -       (535)        (535)
December  31,  2000        -           -          -         -

BALANCE  AT
DECEMBER  31,  2000   5,000,000   $  500     $  535     $ (535)      $  500


See  accompanying  notes  to  financial  statements.

                           GALENA  ACQUISITION  CORPORATION
                            (A  DEVELOPMENT  STAGE  COMPANY)
                               STATEMENTS  OF  CASH  FLOWS

                                                              March  24,  1999
                                      For  the  Year  Ended    (Inception)  to
                                      December  31,  2000     December  31, 2000

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:

Net  loss                                 $       -             $  (535)
Adjustment to reconcile net loss to net cash used by operating activities

  Contributed  expenses                           -                 535

  Net  cash  used  in  operating  activities      -                  -

CASH  FLOWS  FROM  INVESTING  ACTIVITIES          -                  -

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:

Proceeds  from  issuance  of  common  stock       -                 500

Net  cash  provided  by  financing  activities    -                 500

INCREASE  IN  CASH  AND  CASH  EQUIVALENTS        -                 500

CASH  AND  CASH  EQUIVALENTS  -
  BEGINNING  OF  PERIOD                          500                 -

CASH  AND  CASH  EQUIVALENTS  -
   END  OF  PERIOD                           $   500             $  500


See  accompanying  notes  to  financial  statements.

                         GALENA  ACQUISITION  CORPORATION
                          (A  DEVELOPMENT  STAGE  COMPANY)
                          NOTES  TO  FINANCIAL  STATEMENTS
                             AS  OF  DECEMBER  31,  2000


NOTE  1  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

       (A)  Organization  and  Business  Operations

       GALENA ACQUISITION Corporation (a development stage company) ("the Company") was incorporated in Delaware on March 24, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset
       ACQUISITION or other business combination with a domestic or foreign private business. At December 31, 2000, the Company had not yet commenced any formal business operations. The Company's fiscal year end is December 31.

       The Company's ability to commence operations is contingent upon its ability to identify a prospective target business.

       (B)  Use  of  Estimates

       The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (C)  Cash  and  Cash  Equivalents

       For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

       (D)  Income  Taxes


       The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ending December 31, 2000.

NOTE  2  STOCKHOLDER'S  EQUITY

       (A)  Preferred  Stock

       The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

       (B)  Common  Stock

       The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company issued 5,000,000 shares of its common stock to TPG Capital Corporation ("TPG") pursuant to Rule 506 for an aggregate consideration of $500.

       (C)  Additional  Paid-In  Capital

       Additional paid-in capital at December 31, 2000 represents the fair value of the amount of organization and professional costs incurred by TPG on behalf of the Company (See Note 3).

NOTE  3  AGREEMENT

       On March 24, 1999, the Company signed an agreement with TPG, a related entity (See Note 4). The Agreement calls for TPG to provide the following services, without reimbursement from the Company, until the Company enters into a business combination as described in
       Note  1(A):

            1. Preparation and filing of required documents with the Securities and Exchange Commission.
            2.  Location  and  review  of  potential  target  companies.
            3. Payment of all corporate, organizational, and other costs incurred by the Company.

NOTE  4  RELATED  PARTIES

       Legal counsel to the Company is a firm owned by a director of the Company who also owns a controlling interest in the outstanding stock of TPG. (See Note 3)

  GALENA  ACQUISITION  CORPORATION
           (A  Development  Stage  Company)
                As  of  September  30,  2001
                    (Unaudited)

                       ASSETS

Cash
                                     $    375
                                     --------
TOTAL  ASSETS                         $   375
                                     ========

LIABILITIES  AND  STOCKHOLDER'S  EQUITY

LIABILITIES                          $     -
                                     --------
STOCKHOLDER'S  EQUITY

Preferred  Stock,  $.0001  par
 value,  200,000,000  shares
 authorized,  none  issued  and
 outstanding                               -

Common  Stock,  $.0001  par  value,
 500,000,000  shares  authorized,
 6,750,000  issued  and  outstanding     675
Additional  paid-in  capital             535
Deficit  accumulated  during
 development  stage                     (835)
                                       --------
                                         375
                                       --------
Total  Stockholder's  Equity             375
                                       --------
TOTAL  LIABILITIES  AND
   STOCKHOLDER'S  EQUITY               $ 375
                                       ========

  See  accompanying  notes  to  financial  statements

           GALENA  ACQUISITION  CORPORATION
           (A  Development  Stage  Company)
               Statement  of  Operations


<BTB>            For  the three        For  the three        For the nine          For the nine          March  24,1999
                 Months  Ended         Months  ended         Months ended          Months ended          (Inception)to
                 September  30,2001    September 30, 2000    September 30, 2001    September 30, 2000    September  30, 2001

Income             $     -               $     -               $      -            $    -                 $    -

Expenses
  Organization           -                     -                      -                 -                     535
  Expenses

  General  and
  Administrative
  Expenses                                     -                    300                 -                     300
                  ----------           ------------------     -----------------    -----------------      ----------------

Total  expenses                                -                    300                 -                     835
                  ----------           ------------------     -----------------    -----------------      ----------------
NET  LOSS                                      -                   (300)                -                    (835)
                   =========           ==================     =================    =================      ================

NET  LOSS  PER
SHARE  BASIC  AND
DILUTED            $    -                $     -              $  (.0001)             $  -                 $ (.0002)
                   =========           ==================     =================    =================      ================

WEIGHTED  AVERAGE
NUMBER  OF  SHARES
BASIC AND DILUTED  6,750,000                5,000,000          5,706,140             5,000,000            5,291,403
                   =========           ==================     =================    =================      ================

               See  accompanying  notes  to  financial  statements

             GALENA  ACQUISITION  CORPORATION
            (A  Development  Stage  Company)
        Statement  of  Changes  in  Stockholder's  Equity
       For  the  Period  From  March  24,  1999  (Inception)
                      To  September  30,  2001

                                                      Deficit
                                                      Accumu-
                                                      lated
                                                      During
                      Common  Stock       Additional  Develop-
                                           Paid-In     ment
                      Shares     Amount    Capital     Stage     Total

Common  Stock
  Issuance           5,000,000    $  500   $  -       $  -      $  500

Contribution  of
 Services               -            -       535         -         535

Net  loss  for
 nine  months
 ended  December
 31,  1999               -            -        -         (535)   (535)
                      --------     -----   ------       -----    -----
Balance  at
 December 31, 1999    5,000,000      500     535         (535)    500

Net  loss  for  the
 year  ended  December
 31,  2000                -           -        -            -       -
                       --------     -----   ------       -----    -----
Balance  at  December
 31,  2000            5,000,000      500     535         (535)    500

Common  stock  issued
 for  cash            6,500,000      650       -            -     650

Purchase  and
  cancellation  of
  common  stock      (4,750,000)    (475)      -           -     (475)

Net  loss  for  the
 nine  months  ended
 September  30,  2001     -            -       -         (300)   (300)
                       --------     ------   ------     ------   -----
BALANCE  AT
SEPTEMBER  30,  2001  6,750,000     $ 675     $535      $(835)    $375
                     ==========     ======   ======     ======   =====

                See  accompanying  notes  to  financial  statements

                        GALENA  ACQUISITION  CORPORATION
                        (A  Development  Stage  Company)
                           Statements  of  Cash  Flows

                                                                       March  24, 1999
<BTB>                                September 30,    September 30,    (Inception) to
                                         2001           2000           September  30, 2001

CASH  FLOWS  FROM  OPERATING
    ACTIVITIES:
Net loss                                $ (300)         $  -               (835)
 Adjustment  to  reconcile  net
 loss  to  net  cash
 used  by  operating  activities

 Contributed  expenses                      -              -                535
                                         --------      ---------        ----------
 Net  cash  used  in  Operating
  Activities                              (300)            -               (300)
                                         --------      ---------        ----------
CASH  FLOWS  FROM  INVESTING
 ACTIVITIES                                -               -                  -
                                         --------      ---------        ----------
CASH  FLOWS  FROM  FINANCING  ACTIVITIES:

 Purchase  and  cancellation  of
    Common stock                          (475)            -               (475)

 Proceeds  from  issuance  of
  common  stock                            650             -              1,150
                                         --------      ---------        ----------
Net  cash  provided  by
 financing  activities                     175             -                675
                                         --------      ---------        ----------
INCREASE  (DECREASE)IN
  CASH AND CASH EQUIVALENTS               (125)            -                375

CASH  AND  CASH  EQUIVALENTS
 BEGINNING  OF PERIOD                      500            500                 -
                                         --------      ---------         ----------
CASH  AND  CASH  EQUIVALENTS
  END  OF PERIOD                         $ 375          $ 500            $  375
                                         ========      =========         ==========


NOTE  1  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

A.  Organization  and  Business  Operations

     Galena Acquisition Corporation (a development stage company) ("the Company") was incorporated in Delaware on March 24, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business.

     On  March  28,  2001,  the  Company  increased  its
authorized  capital  from  a  total  of  120,000,000
shares,  consisting  of  100,000,000  common  shares  and
20,000,000  undesignated  preferred  shares,  to  a
total  of  700,000,000  shares,  consisting  of
500,000,000  common  shares  and  200,000,000
undesignated  preferred  shares.

     On  March  30,  2001,  the  Company  issued
6,500,000  common  shares  to  Janford  International
Limited,  a  Hong  Kong  corporation,  for  a  total
price  of  $650  and  redeemed  and  cancelled  4,750,000
of the outstanding 5,000,000 common shares owned by TPG Capital Corporation, its then sole shareholder, for a total price of $475.

   At September 30, 2001, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation. The Company's fiscal year end is December 31.

The Company's ability to commence operations is contingent upon its ability to identify a prospective target business or otherwise raise additional capital.

B.  Use  of  Estimates

     The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C.  Cash  and  Cash  Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D.  Income  Taxes

     The Company accounts for income taxes under the Financial Accounting Standards Board of
Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under
Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ending September 30, 2001.

NOTE  2  STOCKHOLDER'S  EQUITY

        A.  Preferred  Stock

     As of September 30, 2001 the Company was authorized to issue 200,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.


        B.  Common  Stock

     As of September 30, 2001 the Company was authorized to issue 500,000,000 shares of common stock at $.0001 par value. At inception, the Company issued 5,000,000 shares of its common stock to TPG Capital Corporation ("TPG") pursuant to Rule 506 for an aggregate consideration of $500 of which 4,750,000 were redeemed and cancelled for an aggregate redemption price of $475 on March 30, 2001. On March 30, 2001, the Company issued 6,500,000 shares of common stock to Janford International Ltd., a Hong Kong corporation, for an aggregate consideration of $650 resulting in a change of control of the Company.


      C.  Additional  Paid-In  Capital

     Additional  paid-in  capital  at  September 30,
2001  represents  the  fair  value  of  the  amount  of
organization  and  professional  costs  incurred  by  TPG
on  behalf  of  the  Company.  (See  Note  3)

NOTE  3  AGREEMENT

     On March 24, 1999, the Company signed an agreement with TPG, a related entity (See Note 4).
The Agreement called for TPG to provide the following services, without reimbursement from the Company, until the Company entered into a business combination as described in Note 1A:

       1.  Preparation  and  filing  of  required
            documents  with  the  Securities  and
            Exchange  Commission.
       2. Location and review of potential target companies.
       3.  Payment  of  all  corporate,
            organizational,  and  other  costs
            incurred  by  the  Company.


NOTE  4    RELATED  PARTIES

     Legal counsel to the Company is a firm owned by a former director of the Company who also owns a controlling interest in the outstanding stock of TPG.

      Janford  International  Limited,  the
controlling  shareholder  of  the  Company,  (See  Note
2(B)) is controlled by the sole director and president of the Company.

NOTE 5  SUBSEQUENT EVENTS

  On October 2, 2001 the Company filed a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware changing the par value of the Company's preferred stock from $.0001 per share to $.10 per share.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  20.  Indemnification  of  Directors  and  Officers

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Company's Certificate of Incorporation and By-laws provide for indemnification of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The General Corporation Law of the State of Delaware provides that a Certificate of Incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director

     (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,

      (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

      (3) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or

     (4) for any transaction from which the director derived an improper personal benefit.
Galena's  Certificate  of  Incorporation  contains  such  a  provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or control persons pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM  21.  Exhibits  and  Financial  Statement  Schedules

(a)  Exhibits

3.1 Certificate of Incorporation, filed with the registration statement of Galena Acquisition Corporation on Form 10-SB (file No. 000-29699) filed with the Commission in February 2000 and incorporated herein by reference

3.2*    Certificate of Amendment of the Certificate of Incorporation for Galena
Acquisition  Corporation  dated  March  29,  2001

3.3 By-Laws of the Company, filed with the registration statement of Galena Acquisition Corporation on Form 10-SB (file No. 000-29699) filed with the Commission in February 2000 and incorporated herein by reference

5.1*  Opinion  of  Cassidy  &  Associates

10.1* Bidder's Statements as filed with the Australian Securities and Investments Commission

10.2* Offer  Statement  as filed with the Australian Securities and Investments
      Commission

23.1  Consents  of  Weinberg  &  Co.

23.2  Consent  of Cassidy & Associates (included in Exhibit 5.1)
 ________________

*  To  be  filed  by  amendment


ITEM  22.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 2nd of November 2001.


                                       GALENA  ACQUISITION CORPORATION

                                  By:  /s/  Eng  Choon  Peh
                                       ---------------------------
                                            Eng  Choon  Peh,  President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature            Title                      Date
             ----------           ------                      ----

      /s/  Eng  Choon  Peh
     ---------------------      Treasurer,
      Eng  Choon  Peh           Secretary and Director      November 2, 2001